Exhibit 10.23

COMMERCIAL GROUND LEASE

July 20,1999

LANDLORD:

THE FIRST AMERICAN FINANCIAL CORPORATION,
a California corporation

TENANT:

MALIBU CENTERS, INC.,
a Delaware corporation

PREMISES LOCATION:

Mountasia of Willowbrook
17190 Tomball Parkway
Houston, Texas 77064

COMMERCIAL GROUND LEASE

This Commercial Ground Lease (the “Lease”), is dated for reference purposes only as of July 20, 1999, is made by and between THE FIRST AMERICAN FINANCIAL CORPORATION, a California corporation (“Landlord”), and MALIBU CENTERS, INC., a Delaware corporation (“Tenant”), with reference to the recitals set forth below. All obligations hereunder of Tenant are guaranteed by MALIBU ENTERTAINMENT WORLDWIDE, INC., a Georgia corporation (“Guarantor”).

RECITALS

A.            Landlord is the owner of that certain real property (the “Premises”), which legal description is attached hereto and incorporated herein as Exhibit “A,” commonly known as: Mountasia of Willowbrook, 17190 Tomball Parkway, Houston, Texas 77064

B.            Landlord desires to lease the Premises to Tenant, and Tenant desires to lease the Premises from Landlord pursuant to the provisions of this Lease.

C.            This Lease shall not be effective unless and until Tenant shall deliver a guaranty executed by Guarantor in the form attached hereto as Exhibit “B”.

1.

DEFINITIONS

The following terms, when used in this Lease, shall have the meaning set forth in this Section 1.

1.1           Lease Year

The term “Lease Year” shall mean the first twelve (12) full calendar months after the Commencement Date (as defined in Section 3) and each subsequent twelve (12) month period thereafter during the term and any Extensions.

1.2           Hazardous Material

The term “Hazardous Material” means any substance, material, or waste which is toxic, ignitable, reactive, or corrosive and which is or becomes regulated by the local or state governmental authority or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” or “hazardous material,” by any law, statute, regulation, order, or rule now or hereafter promulgated by any governmental entity, whether local, state, or federal, (ii) oil and petroleum products and their by-products, (iii) asbestos, or asbestos-containing materials, (iv) designated as a “hazardous substance” pursuant to the Federal Water Pollution Control Act, (v) defined as a “hazardous waste” pursuant to the Federal Resource Conservation and Recovery Act, or (vi) defined as a “hazardous substance” pursuant to the Comprehensive Environmental Response, Compensation

and Liability Act or any other law, statute, regulation, order, or rule now or hereafter promulgated by any governmental entity, whether local, state, or federal.

1.3           Environmental Law

The term “Environmental Law” shall mean any law, statute, regulation, order, or rule now or hereafter promulgated by any governmental entity, whether local, state, or federal, relating to air pollution, water pollution, noise control, and/or transporting, storing, handling, discharge of or disposal of Hazardous Material, including, without limitation, the following: the Clean Air Act; the Resource Conservation and Recovery Act, as amended by the Hazardous Waste and Solid Waste Amendments of 1984; the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Toxic Substances Control Act; the Federal Insecticide, Fungicide and- Rodenticide Act, as amended; the Safe Drinking Water Act; OSHA; the Hazardous Liquid Pipeline Safety Act; the Hazardous Materials Transportation Act; and the National Environmental Policy Act, as the same may be amended from time to time.

2.

PREMISES

Landlord leases to Tenant and Tenant leases from Landlord the Premises on the terms and conditions set forth in this lease.

2.1           Ownership of Improvements

During the term of this Lease, the buildings and other improvements which are permanently affixed to the Premises (the “Improvements”; it being provided that the Premises shall include the Improvements unless the context clearly indicates otherwise) shall be and remain the property of Tenant; upon the expiration or earlier termination of this Lease, the Improvements shall automatically become the property of Landlord without any compensation therefor and Tenant shall execute and deliver all such deeds and instruments of conveyance as may be required to confirm such title in Landlord. All obligations of Tenant hereunder with respect to the Premises shall also be obligations with respect to the Improvements and Landlord shall have no obligations or otherwise (except as expressly set forth herein) with respect to the Improvements (including, without limitation, as to the payment of any Taxes, costs or expenses relating to the same and Tenant shall be solely responsible therefore).

2.2           Title and Condition

The Premises are demised and let subject to (a) the existing state of the title thereof as of the commencement of the term of this Lease, (b) any state of facts which an accurate survey or physical inspection thereof might show, and (c) all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by a governmental authority having jurisdiction. Tenant developed the Premises and sold the Premises to Landlord; Tenant acknowledges that Tenant has inspected the Premises and Tenant accepts the Premises in its existing condition, “AS IS” and subject to all defects and conditions, whether patent or latent, and subject further to all legal requirements such as taxes, assessments, zoning, use permit requirements and building codes, based solely on Tenant’s own inspection, analysis and evaluation and not in reliance on any representations, warranties or information provided by or on behalf of Landlord. Landlord makes no representation or warranty with respect to the condition of the Premises or its fitness or availability for any particular use, or any related matter.

3.

TERM OF LEASE

The effective date (the “Commencement Date”) of this Lease shall be the date of the recording of the deed transferring ownership of the Premises from Tenant to Landlord. Concurrently with recording the deed, the Memorandum of Lease, a copy of which is attached hereto and incorporated herein as Exhibit “C” shall be recorded. The expiration date of the term shall be last day of the month twenty-four (24) years thereafter (“Term”); the foregoing period of approximately twenty-four years is referred to herein as the “Initial Term”. The Term of Lease may be extended for two (2) additional periods of five (5) years each (“Extension(s)”), commencing at midnight on the date on which the Initial Term or any preceding Extension expires. Each Extension shall be automatic and the parties shall be bound by this Lease for such Extension unless Tenant gives Landlord notice, at least fifteen (15) months prior to the expiration of the Initial Term or preceding Extension, that Tenant does not intend any further Extension to occur, in which case the Initial Term or the Extension shall expire at the end of the Initial Term or the current Extension. References to the Term of the Lease shall include extensions, if any. Except as otherwise expressly stated, the terms and conditions of this Lease shall remain in effect during any Extension, renewal, or holdover of the initial Term.

4.

MONTHLY BASE RENT

4.1           Net-Net-Net Lease: Non-Terminability

(a)           This is a completely ABSOLUTE NET LEASE. All costs and expenses arising out of the use and occupancy of the Premises and the Improvements, including, but not limited to, ad valorem taxes, maintenance, and insurance, as set forth below, are payable by Tenant. It is the intention of Landlord and Tenant that the Monthly Base Rent (as defined below) and other sums and charges provided herein shall be absolutely net to Landlord. Tenant shall pay all costs, charges, obligations, assessments, and expenses of every kind and nature against or relating to the operation and/or use of the Premises and the Improvements, which may arise, accrue or become due during the Term hereof, or which may pertain to this transaction, whether or not now customary or within the contemplation of the parties hereto, and which, except for the execution and delivery of this Lease, would have been payable by Landlord.

(b)           Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease nor shall Tenant be entitled to any abatement or reduction of rent hereunder, nor shall the obligations of Tenant under this Lease be affected, by reason of (i) any damage to or the destruction of all or any part of the Premises from whatever cause, (ii) the taking of the Premises or any portion thereof by condemnation, requisition or otherwise for any reason (iii) the prohibition, limitation or restriction of Tenant’s use of all or any part of the Promises, or any interference with such use, (iv) Tenant’s acquisition or ownership of all or any part of the Premises otherwise than pursuant to an express provision of this Lease, or (v) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Monthly Base Rent, the additional rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease.

(c)           So long as Landlord is not in default beyond expiration of all applicable cure periods, Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidations, dissolution, winding-up or other proceeding affecting Landlord or any assignee of Landlord in any such proceeding and (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or of any assignee of Landlord in any such proceeding or by any court in any such proceeding.

Except as otherwise expressly provided herein, and except to the extent such waiver is invalid under applicable law, Tenant waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof, of (ii) to any abatement, suspension, deferment or reduction of the Monthly Base Rent, additional rent or any other sums payable under this Lease.

4.2           Monthly Base Rent

Tenant shall pay to Landlord as monthly rent the sum of Twenty One Thousand Five Hundred Sixty-Three and No/100 Dollars U.S. ($21,563.00) (the “Monthly Base Rent”) per month. Monthly Base Rent shall be payable by Tenant to Landlord in advance in equal monthly installments on the first day of each calendar month, without prior notice, invoice, demand, deduction, or offset whatsoever, except as expressly set forth herein. Landlord shall have the right to accept all rent and other payments, whether full or partial, and to negotiate checks and payments thereof without any waiver of rights, irrespective of any conditions to the contrary sought to be imposed by Tenant. All rent shall be paid to Landlord at the address to which notices to Landlord are given. The Monthly Base Rent for any partial month shall be prorated based upon a thirty (30) day month. In the event that Tenant receives a written notice from Landlord’s Lender (as defined in Section 13.7) instructing Tenant to pay Monthly Base Rent and all other sums due or payable under this Lease directly to Landlord’s Lender, Tenant shall make such payments to Landlord’s Lender and Tenant is hereby released from liability to Landlord on account of any such payments made by Tenant to Landlord’s Lender.

5.

INCREASES IN MONTHLY RENT

5.1           Monthly Base Rent Adjustments

The capitalized terms used in this Section 5.1 are defined below. Effective on each Adjustment Date, Monthly Base Rent shall be increased by the increases in the CPI with the percentage increase to be determined by multiplying the Monthly Base Rent then in effect by a fraction, the numerator of which shall be the Variable Index and the denominator of which shall be the Base Index. The product thus obtained shall be payable in advance in consecutive monthly installments on the first day of each month until the next Adjustment Date, or the expiration of the Term, as the case may be. Notwithstanding anything contained herein to the contrary, in no event shall the Monthly Base Rent in effect prior to an Adjustment Date be reduced if the change in the percentage change in the CPI is negative. Landlord’s delay or the failure of Landlord, beyond commencement of any Adjustment Date, in computing or billing for these adjustments will not impair the continuing obligation of Tenant to pay the rent adjustments. In applying the foregoing formula for Monthly Base Rent adjustments, the following terms shall have the following meanings:

5.1.1        “Adjustment Date” shall mean, as the case may require, every fifth anniversary of the Commencement Date during the Initial Term (and every fifth anniversary of the Commencement Date thereafter during the Term in the event Tenant exercises its option(s) for the Extension(s)); provided, however, if the Commencement Date is other than the first day of the month, then “Adjustment Date” shall mean, as the case may require, the first day of the first month occurring after every fifth anniversary of the Commencement Date.

5.1.2        “Base Index” shall mean the CPI for the first month of the first Lease Year.

5.1.3        “CPI” shall mean the Consumer Price Index for All Urban Consumers, All Items Index Base Year 1982 - 1984 = 100, as published by the Bureau of Labor Statistics, United States Department of Labor (U.S. City Average), or, if such index is discontinued, the most nearly comparable index published by the Bureau of Labor Statistics or other official agency of the United States Government.

5.1.4        “Initial Monthly Base Rent” shall mean the Monthly Base Rent payable by Tenant for the first full calendar month of the first Lease Year.

5.1.5        “Variable Index” shall mean the CPI for the month in which the Adjustment Date occurs.

6.

SUBSTITUTE RENT AND INCREASES

This Section was deleted Intentionally

7.

SECURITY DEPOSIT

This Section was deleted Intentionally

8.

USE OF THE PREMISES

Tenant shall use the Premises for a multi-purpose, interactive entertainment facility and, with the prior written consent of Landlord which shall not be unreasonably withheld, such other uses as permitted by applicable zoning and use regulations and covenants, conditions and restrictions. Tenant has satisfied itself, and represents to Landlord, that such use is lawful and conforms to all applicable zoning and other use regulations, including without limitation all covenants, conditions and restrictions, applicable to the Premises. Tenant shall, at Tenant’s expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements in effect during the Term or any part of the Term hereof, regulating the use by Tenant of the Premises, including, without limitation, the obligation at Tenant’s cost, to alter, maintain, or restore the Premises in compliance and conformity with all laws relating to the condition, use, or occupancy of the Premises during the Term (including applicable requirements to the extent set forth in the Americans with Disabilities Act). In the event that the Premises shall cease to be operated primarily for a multipurpose, interactive entertainment facility, other than a temporary interruption of operation for the purpose of remodeling, or reconstruction following damage by casualty, Landlord shall have the right to elect to terminate this Lease by written notice given at anytime thereafter, and upon such termination Tenant’s obligations under this Lease shall cease to accrue, provided Landlord’s right to terminate shall expire six (6) months following Landlord’s receipt from Tenant of written notice of Tenant’s cessation of operation of a multi-purpose, interactive entertainment facility.

Landlord and Tenant acknowledge and agree that that certain land area of approximately 2.1570 acres, as more particularly identified on that certain ALTA/ACSM Land Survey for Mountasia of Willowbrook Project Site No. 1 prepared by Bock & Clark’s National Surveyors Network dated as of July 8-10, 1996, and last revised June 7, 1999, as Network Project No. 990267-1, described as “Proposed Future Subdivision – 2.1570 Acres” (the “Excess Acreage”) is part of the Premises demised under this Lease. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not have the right to develop, alter the condition of or conduct its operations on the Excess Acreage without the prior written consent of Landlord unless this Lease has been amended or a new lease in respect of the Excess Acreage has been entered into between Tenant and Landlord to provide for such use of the Excess Acreage as set forth in that Purchase Agreement and Escrow Instructions dated as of May 5, 1999, as amended by that certain First Amendment to Purchase Agreement and Escrow Instructions dated as of June 28, 1999 by and between Tenant and Krausz Companies, Inc., a California corporation.

9.

PROPERTY TAXES, ASSESSMENTS AND UTILITIES

9.1           Tenant’s Required Payments

As additional rent, Tenant shall directly pay not later than forty-five (45) days prior to delinquency, all ad valorem taxes, assessments, license fees, costs incurred pursuant to covenants and restrictions affecting both Landlord’s and Tenant’s interest in the Premises, and other charges (collectively referred to as “Taxes”) levied or assessed against all merchandise, personal property, real property, buildings and improvements, and any other obligations which are or may become a lien or levied against the Premises. Tenant shall provide Landlord with evidence of payment of Taxes promptly upon request. If at any time during the Term, the state in which the Premises are located or any political subdivision of the state, including any county, city, county and city, public corporation, district, or any other political entity or public corporation of that state, levies or assesses against Landlord a tax, fee, or excise on (i) rents, including, if applicable, property taxes, insurance, maintenance, and other costs incurred by Tenant by which Landlord may benefit; (ii) on the square footage of the Premises; (iii) on the act of entering into this Lease; or (iv) on the occupancy of Tenant, or levies or assesses against Landlord any other tax, fee, or excise, however described, including, without limitation, a so-called value added tax, as a direct substitution in whole or in part for, or in addition to, any real property taxes, Tenant shall directly pay before delinquency that tax, fee, or excise. It is the intention of Tenant and Landlord that all new and increased ad valorem assessments, taxes, fees, levies, and charges, and all similar assessments, taxes, fees, levies, and charges be included within the definition of taxes for the purpose of this Lease.

9.2           Payments Not Required by Tenant

Notwithstanding the foregoing, Tenant shall not be required to pay any municipal, county, state, or federal income or franchise taxes of Landlord, or any inheritance, or transfer taxes of Landlord, except to the extent levied in substitution for Taxes payable under Section 9.1 hereinabove.

9.3           Assessments

If any assessment for a capital improvement made by public or governmental authority shall be levied or assessed against the Premises, and the assessment is payable either in a lump sum or on an installment basis, then Tenant shall have the right to elect the basis of payment. If Tenant shall elect to pay the assessment on the installment basis, then Tenant shall pay only those installments, which shall become due and payable or which shall accrue during the Term of this Lease.

9.4           Utility Payments

As additional rent, Tenant shall promptly pay when due all charges for water, gas, electricity, and all other utilities furnished to or used upon the Premises, including all charges for installation, termination, and relocations of such services, whether such payment is to be made to Landlord or directly to the particular utility provider.

9.5           Tenant’s Right to Contest Utility Charges, Contest Taxes and Seek Reduction of Assessed Valuation of the Premises

Tenant, at its sole cost, shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest any taxes or utility charges that are to be paid by Tenant. If Tenant seeks a reduction or contests any taxes or utility charges, the failure on Tenant’s part to pay the taxes or utility charges shall not constitute a default as long as Tenant complies with the provisions of this Section 9. Tenant may use any means allowed by statute to protest property tax assessments or utility charges as defined in this Section 9 as long as Tenant remains current as to all other terms and conditions of this Lease. If, during the protest period, any Lease defaults occur and the protested taxes or assessments have not been paid, then Tenant shall furnish to Landlord a surety bond issued by an insurance company qualified to do business in the state where the Premises are located. The amount of bond shall equal one hundred ten percent (110%) of the total amount of taxes in dispute. The bond shall hold Landlord and the Premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.

9.6           Landlord Not Required to Join in Proceedings or Contest Brought by Tenant

Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of the law require that the proceeding or contest be brought by or in the name of Landlord or the owner of the Premises. In that case, Landlord shall join in the proceeding or contest or permit it to be brought in Landlord’s name as long as Landlord is not required to bear any cost or incur any liability. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment.

10.

BUILDING AND IMPROVEMENTS; TRADE FIXTURES

10.1         Building and Improvements

During the Term of this Lease provided Tenant is not in default, Tenant shall have the right to sell, transfer, convey or mortgage any or all of Tenant’s Property without Landlord’s consent. Tenant shall not demolish or remove the Improvements or any additions, alterations, modifications and replacements thereto unless Tenant immediately thereafter replaces the same with other Landlord-approved (if approval is required pursuant to Section 12.1 hereof) improvements of at least equal value and prior to such demolition or removal provides Landlord with reasonably adequate assurance of its timely replacement of the Improvements to be demolished or removed. All right, title, and interest of Tenant in the Improvements and all additions, alterations, modifications, and replacements thereto and thereof shall cease, expire, and vest exclusively in Landlord effective as of the expiration or any termination of this Lease.

10.2         Depreciation and Investment Tax Credit

During the Term of this Lease, Tenant alone shall be able to claim depreciation and investment tax credit for taxation purposes (or to permit its subtenants the right to such benefits)

on any building improvements and fixtures and any changes, additions, and alterations therein and thereto and any replacements thereof.

10.3         Trade Fixtures

Notwithstanding anything contained herein to the contrary, Landlord acknowledges and agrees that the furniture, trade fixtures, equipment, machinery, furnishings, signs, and other articles of personal property (collectively, “Trade Fixtures”) now located or hereafter placed or installed in, on, or about the Premises shall be and remain the property of Tenant (except as hereinafter otherwise provided), Tenant shall have the right, at any time during the Term, at Tenant’s sole cost and expense, to install and affix in, to, or on the Premises, such Trade Fixtures for use in Tenant’s trade or business as Tenant, in its sole and absolute discretion, may deem advisable. Trade Fixtures that can be removed without structural damage to the Premises or any building or improvements thereon shall remain the property of Tenant and may be removed or replaced by Tenant at any time or times prior to the expiration or earlier termination of this Lease, provided Tenant is not in default under this Lease and as further set forth in Section 10.4 following. In the event of such removal, any damage occasioned to the Premises shall be fully repaired at the sole cost and expense of Tenant.

10.4         Removal of Trade Fixtures

At the expiration or earlier termination of this Lease, provided Tenant is not in default, Tenant, at its election, may remove (i) Tenant’s movable Trade Fixtures and other personal property not permanently affixed to the Premises; and (ii) Tenant’s signs (collectively, “Tenant’s Property”). All leasehold improvements, alterations and additions to the Premises, HVAC equipment, permanently attached lighting fixtures, electric switch boxes, plumbing, restroom fixtures, floor coverings, and other like items which are permanently affixed to the Premises, more commonly defined as fixtures, shall become the property of the Landlord immediately following the expiration, or any termination of this Lease. Any of Tenant’s Property not removed within sixty (60) days following the expiration or earlier termination of this Lease shall be deemed abandoned by Tenant and, at Landlord’s option, shall become the property of Landlord as owner of the real property to which they are affixed. Tenant, at its sole cost and expense, immediately shall repair any damage occasioned to the Premises by the removal of Tenant’s Property. Upon the expiration or earlier termination of this Lease, Tenant shall leave the Premises in a neat and clean condition, free of debris, normal wear and tear excepted.

10.5         Waiver of Landlord’s Lien

From time to time, some or all of Tenant’s Property may be financed or owned by someone other than Tenant. To the extent that any of Tenant’s Property is financed or owned by someone other than Tenant, Landlord agrees that such Tenant’s Property is not Landlord’s property no matter how the same is affixed to the Premises or used by Tenant and agrees to recognize the rights of the lender, owner or secured creditor or lessor (“Secured Party”) of Tenant’s Property. Landlord hereby waives any claim arising by way of any Landlord’s lien (whether created by statute or by contract, but excluding any judgment lien) or otherwise with respect to Tenant’s Property and agrees, if confirmation of said waiver is requested by Tenant, or Secured Party, to promptly sign and deliver to any such Secured Party a waiver of any lien

Landlord may have on Tenant’s Property (“Landlord’s Lien Waiver”). If said confirmation is requested by Tenant or Secured Party, Landlord agrees to execute and deliver Landlord’s Lien Waiver within fifteen (15) days from Tenant’s or Secured Party’s request therefore or Landlord shall have conclusively deemed to have granted confirmation of Landlord’s Lien Waiver thereafter and Landlord agrees that tenant and any Secured Party may thereafter rely thereon and Landlord shall be estopped from raising any claim of lien on Tenant’s Property. Landlord also agrees that all of Tenant’s Property that is not subject to an interest from Secured Party shall be the property and remain the property of Tenant or Tenant’s assignee or transferee.

11.

MAINTENANCE OF THE PREMISES

11.1         Obligation to Maintain the Premises

During the Term of this Lease, Tenant shall, at its own expense, keep and maintain the entire Premises in good order and repair at least equal to the condition at the Commencement Date, including, but not limited to, the interior, exterior, foundations, floors, walls, roof, and structure of the building; and the sidewalks, curbs, walls, trash enclosures, landscaping with sprinkler system (if installed), light standards, and parking areas which are a part of the Premises. Tenant shall make such repairs and replacements as may be necessary. The Premises shall be returned to Landlord at the termination or expiration of this Lease in good condition at least equal to the condition at the Commencement Date, ordinary wear excepted. In the event of destruction of the Premises by fire or casualty, the condition of Premises upon termination of this Lease shall be governed by Section 14 or Section 15 respectively.

11.2         Obligation to Keep the Premises Clean

Tenant shall keep the Premises, including sidewalks adjacent to the Premises and loading area allocated for the use of Tenant, reasonably clean and free from rubbish and debris at all times. Tenant shall store all trash and garbage within the Premises and arrange for regular pickup and cartage of such trash and garbage at Tenant’s expense.

11.3         Compliance with Law

Tenant shall, at its sole expense, fully, diligently and in a timely manner comply with and shall cause the Premises to comply with all applicable laws, building codes, regulations, ordinances, rules, directives, covenants, or restrictions of record, the requirements of any applicable insurance underwriter or rating bureau, which relate in any manner to the Premises or any part thereof, including without limitation all conditions imposed upon the development of the Premises (collectively, “Applicable Requirements”), without regard to whether such Applicable Requirements are now in effect or become effective hereafter, including those which require the making of any structural, unforeseen or extraordinary changes, whether or not any of the same, involve a change in applicable law or requirements. Tenant shall, within 10 days after receipt of Landlord’s written request (which request shall be made not more often than annually, other than in connection with a sale or refinancing by Landlord as to the Premises in which case such request may be made at any time), provide Landlord with copies of all permits and other documents, and other information evidencing Tenant’s compliance with any Applicable Requirements specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Tenant or the Premises to comply with any Applicable Requirements.

12.

REPAIRS AND ALTERATIONS

12.1         Right to Make Alterations

(a)           At all times during the Term of this Lease, except as provided in Section 17, Tenant shall have the right to make alterations, additions, and improvements to the Premises, including the redevelopment of the Premises for a new or related use, as permitted by Section 8. In the event that Tenant shall perform construction, erection, modification, repair, or alteration of the Premises (“Work”), Tenant shall comply with the provisions of this Section 12. Except as specified in Sections 10.1 and 10.4, any Improvements and any alterations, additions, or replacements thereto which may be made or installed by Tenant shall remain upon the Premises and, at the termination or expiration of this Lease, shall be surrendered with the Premises to Landlord. It shall be a condition of the performance of any Work that: (i) the market value of the Premises shall not thereby be lessened, and (ii) all Work shall be done in a workmanlike manner with only high quality building materials and shall comply with all applicable building codes and other applicable laws, ordinances, regulations and orders of all federal, state, county and local governmental agencies having jurisdiction over the Premises and the requirements of any insurance policy required to be maintained by Tenant hereunder and with the orders, rules and regulations of the National Fire Protection Association or any other body exercising similar functions. The Work and all additions, alterations, substitutions and replacements of a value in excess of two hundred thousand dollars ($200,000.00) will be done under the supervision of a certified architect or engineer and shall be performed only by competent and qualified contractors duly licensed under the laws of the State of Texas pursuant to written contracts with such contractors. In the event that Work costing in excess of five hundred thousand dollars ($500,000.00) is to be performed, Landlord may require that Tenant’s contractor furnish performance and lien payment bonds issued by a licensed corporate surety on terms and conditions and in amounts satisfactory to Landlord.

12.2         Tenant Shall Not Render Premises Liable For Any Lien

(a)           Tenant shall have no right, authority, or power to bind Landlord, or any interest of Landlord in the Premises, or right of lien for the payment of any claim for labor, material, or for any charge or expense incurred to maintain, to repair, or to make alterations, additions, and improvements to the Premises. Tenant shall in no way be considered the agent of Landlord in the construction, erection, modification, repair, or alteration of the Premises. At all times during the Term, Tenant shall keep the Premises and all Improvements now or hereafter located on the Premises free and clear of all liens and claims of liens for labor, services, materials, supplies, or equipment performed on or furnished to the Premises. Notwithstanding the above, Tenant shall have the right to contest the legality or validity of any lien or claim filed against the Premises. No contest shall be carried on or maintained by Tenant after the time limits in the sale notice of the Premises for any such lien or claim or beyond 30 days after service on Tenant of written request from Landlord to remove such lien unless Tenant (i) shall have duly paid the amount involved under protest; (ii) shall have procured and recorded a lien release bond from a bonding company acceptable to Landlord in an amount not less than one and one-half (1-1/2) times the amount involved; or (iii) shall have procured a stay of all proceedings to enforce collection. Upon a final adverse determination of any contest, Tenant shall pay and discharge the amount of the lien or claim determined to be due, together with any penalties, fines, interest, cost, and expense which may have accrued, and shall provide proof of payment to Landlord. Should Tenant fail to pay and discharge or cause the Premises to be released from any such lien or claim of lien within 30 days after service on Tenant of written request from Landlord to do so, Landlord may pay, adjust, compromise and discharge any such lien or claim of lien on such terms and manner as Landlord may deem appropriate. In such event, Tenant shall, on or before the first day of the next calendar month following any such payment by Landlord, reimburse Landlord for the full amount paid by Landlord in paying, adjusting, comprising, and discharging such lien or claim of lien, including any attorneys’ fees and other costs expended by Landlord, together with interest as provided herein from the date of payment by Landlord to the date of repayment by Tenant.

(b)           Landlord shall, at any and all times during the Term, have the right to post and maintain on the Premises and to record as required by law any notice or notices of nonresponsibility provided for by the mechanics’ lien laws of the State of Texas. Tenant shall give Landlord written notice not less than 15 days’ prior to the time Landlord must file and post such notice of non-responsibility for its full force and effect under the law. In the event that Tenant shall perform the Work utilizing only its direct employees, which employees are not hired specially for the performance of the Work, and the value of materials used in performance of the Work, to the extent the same are not fully paid for in advance of delivery to the Premises, is less than twenty-five thousand dollars ($25,000.00), then Tenant need not give Landlord notice as required in this subsection (b).

13.

INDEMNITY AND INSURANCE

13.1         Indemnification

Tenant shall indemnify, defend, and protect Landlord, and hold Landlord harmless from any and all loss, cost, damage, expense, liability (including, without limitation, court costs and reasonable attorneys’ fees) incurred in connection with or arising at any time and from any cause whatsoever in or about the Premises, other than damages to the extent caused by the negligence or willful misconduct of Landlord or its agents and employees, including, without limiting the generality of the foregoing: (i) any default by Tenant in the observance or performance of any of the terms, covenants, or conditions of this Lease on Tenant’s part to be observed or performed: (ii) the use or occupancy of the Premises by Tenant or any person claiming by, through, or under Tenant; (iii) the condition of the Premises or any occurrence or happening on the Premises from any cause whatsoever, or (iv) any acts, omissions, or negligence of Tenant or any person claiming by, through, or under Tenant, or of the contractors, agents, servants, employees, or licensees of Tenant or any such person, in, on, or about the Premises, either prior to or during the Term (including, without limitation, any holdovers in connection therewith), including, without limitation, any acts, omissions, or negligence in the making or performance of any alterations. Tenant further agrees to indemnify and hold harmless Landlord, Landlord’s agents, from the against any and all loss, cost, liability, damage, and expense (including, without limitation, reasonable attorneys’ fees) incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any use, occupancy, condition, occurrence, happening, act, omission, or negligence referred to in the preceding sentence. The provisions of this Section shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination, and shall not be limited by reason of any insurance carried by Landlord and Tenant.

13.2         Exculpation of Landlord

Landlord shall not be liable to Tenant for any damage to Tenant or Tenant’s property for any cause, except for any damage to Tenant or Tenant’s property resulting from the willful acts and negligence of Landlord or its authorized representatives. Tenant waives all claims against Landlord for damage to person or property arising, or asserted to have arisen, for any reason, except that Landlord shall be liable to Tenant for any damage to Tenant resulting from the willful acts and negligence of Landlord and its authorized agents, provided that under no circumstances shall Landlord be liable for any injury to Tenant’s business or for any loss of income or profit. Subject to the foregoing provisions, Landlord agrees to, and does hereby indemnify and hold Tenant and its officers, directors, employees, agents and affiliates and their respective assets free and harmless against and from any and all liabilities, claims, losses, damages, and expenses (including attorneys’ fees and court costs) resulting from or arising out of Landlord’s failure to perform any of Landlord’s obligations under this Lease when and as required by the terms hereof.

13.3         Insurance Company Requirement

Insurance required by this Lease shall be issued by companies holding a general policyholder’s rating of at least A VII as set forth in the most current issue of Best’s Insurance Guide and authorized to do business in the state in which the Premises are located. If this publication is discontinued, then another insurance rating guide or service generally recognized as authoritative shall be substituted by Landlord.

13.4         Insurance Certificate Requirements

13.4.1                Tenant shall deliver to Landlord certificates evidencing the existence and amounts of the insurance with loss payable clauses as required herein. No policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days’ prior written notice to Landlord.

13.4.2                The insurance required to be maintained herein may be carried under blanket policies. The insurance shall provide for payment of loss jointly to Landlord and

Tenant. A stipulated value or agreed amount endorsement deleting the co-insurance provision to the building policy shall be procured.

13.5         Minimum Acceptable Insurance Coverage Requirements

13.5.1                Tenant shall, at Tenant’s expense, obtain and keep in full force during the Term of this Lease a policy of combined single limit bodily injury and property damage insurance insuring Tenant (with Landlord as an additional insured) against any liability arising out of the ownership, use, occupancy, or maintenance of the Premises and all of its appurtenant areas. The insurance shall be in an amount not less than Three Million and No/100 Dollars ($3,000,000.00) per occurrence. The policy shall provide blanket contractual liability coverage. In addition, Tenant shall, at Tenant’s expense, obtain and keep in full force during the Term of this Lease an umbrella liability policy in an amount not less, than Ten Million and No/100 Dollars ($10,000,000.00) in excess of primary insurance. The insurance required to be carried by Tenant hereunder shall be primary and not contributory to any other insurance maintained by Landlord.

13.5.2                Tenant shall, at Tenant’s expense, obtain and keep in force during the Term of this Lease a policy or policies of insurance covering loss or damage to the Premises. The insurance shall be in an amount not less than the replacement value of the building(s) less slab, foundation, supports and other customarily excluded improvements against all perils of fire, extended coverage, vandalism, malicious mischief, and special extended perils (“All Risks,” as such term is used in the insurance industry). The policy shall include a code upgrade endorsement. In addition, Tenant shall, at Tenant’s expense, obtain and keep in force during the Term of this Lease a policy or policies of insurance covering loss or damage due to earthquake and/or flood, subject to reasonable and customary limits and provisions for Texas.

13.5.3                Tenant shall also obtain and keep in force during the Term of this Lease a policy of Business Interruption insurance covering loss of income against all perils listed in Section 13.5.2, on an actual loss sustained basis for a period of recovery required (or that would have been required, subject to a maximum of twelve (12) months) to resume normal operations.

13.5.4                Tenant shall also obtain and keep in force during the Term of this Lease a worker’s compensation policy, insuring against and satisfying Tenant’s obligations and liabilities under the worker’s compensation laws of the state in which the Premises are located, including Employer’s Liability insurance, in an amount of not less Five Hundred Thousand and No/100 Dollars ($500,000.00).

13.6         Additional Insureds

Tenant shall name as additional Insureds on all insurance, Landlord, Landlord’s successor(s), assignee(s), nominee(s), nominator(s), and agents with an insurable interest as follows:

[                            , ITS OFFICERS, DIRECTORS, AND ALL SUCCESSOR(S), ASSIGNEE(S), SUBSIDIARIES,

CORPORATIONS, PARTNERSHIPS, PROPRIETORSHIPS, JOINT VENTURES, FIRMS, AND INDIVIDUALS AS HERETOFORE, NOW, OR HEREAFTER CONSTITUTED ON WHICH THE NAMED INSURED HAS THE RESPONSIBILITY FOR PLACING INSURANCE AND FOR WHICH SIMILAR COVERAGE IS NOT OTHERWISE MORE SPECIFICALLY PROVIDED.]

13.7         Mortgage Endorsement

If requested by Landlord, the policies of insurance required to be maintained hereunder shall bear a standard first mortgage endorsement in favor of any holder or holders of a first mortgage lien or security interest in the Premises (excluding the Improvements) (“Landlord’s Lender”) with loss payable to such holder or holders as their interests may appear.

13.8         Renewals, Lapses or Deficiencies

Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewal certificates of insurance or renewal binders. Should Tenant fail to provide to Landlord the renewals or renewal binders, or in the event of a lapse or deficiency of any insurance coverage specified herein for any reason, Landlord may immediately replace the deficient insurance coverage with a policy of insurance covering the Premises of the type and in the limits set forth above. Upon written notice from Landlord of the placement of insurance, Tenant shall immediately pay to Landlord, as additional rent, an amount equal to the total cost of premiums and expense of such insurance placement. Tenant shall not do or permit to be done anything, which shall invalidate the insurance policies. If Tenant does or permits to be done anything which shall increase the cost of the insurance policies, then upon Landlord’s demand Tenant shall immediately pay to Landlord, as additional rent, an amount equal to the additional premiums attributable to any acts or omissions or operations of Tenant causing the increase in the cost of insurance.

13.9         Adjustment of Claims

Insurance claims by reason of damage to or destruction of any portion of the Premises shall be adjusted by Tenant, but Landlord and Landlord’s Lender shall have the right to join with Tenant in adjusting any such loss, and Tenant shall provide them both with ample notice and opportunity to do so. If the entire amount of any proceeds paid pursuant to any such claim shall not exceed $100,000 then such proceeds paid pursuant to any such claim shall be paid to Tenant by the recipient thereof but only upon certificates of Tenant, delivered to Landlord from time to time as the work of rebuilding, replacing and repairing the damage or destruction to the Premises required hereunder progresses, each such certificate describing such work for which Tenant is requesting payment, the cost incurred by or payment sought from Tenant in connection therewith and stating that Tenant has not theretofore received payment for such work. If the entire amount of any proceeds paid pursuant to any such claim shall exceed $100,000 then such proceeds paid pursuant to any such claim shall be held in a trust fund or construction disbursement escrow designated by Landlord, which may be administered by Landlord’s Lender or established at a place and with a trustee or administrator of Landlord Lender’s choosing, and disbursed to Tenant in a commercially reasonable manner that assures the lien free completion of the rebuilding, replacements and repairs; provided, however, that any insurance proceeds remaining after the repair, restoration, reconstruction and/or replacement of the damaged or destroyed buildings or improvements has been completed to the satisfaction of Landlord (the “Remaining Insurance Proceeds”) shall be allocated between Tenant and Landlord as follows: (i) that percentage of the Remaining Insurance Proceeds which equals the percentage of the unexpired portion of the Initial Term, at the time the repair, restoration, reconstruction and/or replacement of the damaged or destroyed buildings has been completed, shall belong to and be the sole property of Tenant; and that percentage of the Remaining Insurance Proceeds which equals the percentage of the expired portion of the Initial Term, at the time the repair, restoration, reconstruction and/or replacement of the damaged or destroyed buildings has been completed, shall belong to and be the sole property of Landlord. No payment of any proceeds shall be made to Tenant pursuant to this Section if any default shall have happened and be continuing under this Lease unless and until such default shall have been cured or removed; during the pendency of such default if this Lease has not been terminated, Landlord shall either hold such proceeds in an escrow or similar account for application subject to the provisions hereof or apply the same to the restoration of the Improvements or if the Lease has been terminated Landlord shall retain all such proceeds.

13.10       Separate Insurance

Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required in this Section 13 to be furnished by Tenant unless Landlord is included therein as a named insured, with loss payable as in this Lease provided. Tenant shall immediately notify Landlord whenever any such separate insurance is obtained and shall deliver to Landlord the policies or certificates evidencing the same.

13.11       Waiver of Subrogation

Without affecting any other rights or remedies hereunder, Landlord and Tenant each hereby release and relieve the other, and waive their right to recover damages against the other, for loss of damage to its respective property arising out of or incident to the perils required to be insured against herein and actually so insured. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable thereto. Landlord and Tenant agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance is not invalidated thereby.

14.

PARTIAL AND TOTAL DESTRUCTION OF THE PREMISES

14.1         Obligation to Repair and Restore

In the event any part or all of the Premises shall at any time during the Term of this Lease be damaged or destroyed, regardless of cause, Tenant shall give prompt notice to Landlord. Tenant shall substantially repair and restore the Premises to its original condition, including buildings and all other improvements on the Premises, as soon as circumstances permit. Tenant shall hold Landlord free and harmless from any and all liability of any nature whatsoever resulting from such damage or destruction, and such repairs and restoration. Tenant, and not Landlord, shall be responsible for paying for any cost of repairs and restoration in excess of the proceeds available from insurance policies procured by Tenant.

14.2         Termination of Lease If Repair or Restoration Not Feasible

Notwithstanding the provisions of Section 14.1, in the event any substantial portion or all of the Premises shall at any time during the Term of this Lease be damaged or destroyed, regardless of cause, and the Premises cannot be legally repaired or restored to substantially the same condition and use in existence prior to such damage or destruction (Tenant hereby agrees that it shall use its best efforts to so repair or restore the Premises, including, without limitation, applying for and prosecuting all necessary governmental approvals), Tenant shall have the right to terminate this Lease by giving Landlord sixty (60) days written notice of its intention to terminate the Lease, provided that (i) Tenant has maintained all insurance required by this Lease, (ii) the loan by Landlord’s Lender is paid in full prior to such termination and (iii) all insurance proceeds relating to the Premises (including the Improvements), including any excess coverage maintained by Tenant, shall be first applied to the payment in full of the loan by Landlord’s Lender, including, if necessary, the continuation of the debt service payments under said loan until a defeasance is permitted under said loan, and thereafter Tenant shall be entitled to and receive a portion of the remaining insurance proceeds in an amount equal to the product of (a) the remaining insurance proceeds after the loan by the Landlord’s Lender has been paid in full multiplied by (b) the percentage of the unexpired portion of the Initial Term at the time of such damage or destruction and Landlord shall be entitled to and receive a portion of the remaining insurance proceeds in an amount equal to the product of (c) the remaining insurance proceeds after the loan by the Landlord’s Lender has been paid in full multiplied by (d) the percentage equal to the expired portion of the Initial Term at the time of such damage or destruction. In the event of such damage or destruction and the Premises cannot be repaired or restored to substantially the same condition and use in existence prior to such damage or destruction and Tenant elects not to terminate this Lease as provided above, all insurance proceeds relating to the Premises (including the Improvements), including any excess coverage maintained by Tenant, shall be allocated between Tenant and Landlord as follows: Tenant shall be entitled to and receive a portion of the insurance proceeds for such damage or destruction in an amount equal to the product of (w) the insurance proceeds for such damage or destruction multiplied by (x) the percentage of the unexpired portion of the Initial Term at the time of such damage or destruction and Landlord shall be entitled to and receive a portion of the insurance proceeds for such damage or destruction in an amount equal to the product of (y) the insurance proceeds for such damage or destruction multiplied by (z) the percentage equal to the expired portion of the Initial Term at the time of such damage or destruction and Tenant shall not be entitled to any rent abatement.

14.3         Damage or Destruction During Last Five Years of Lease Term

Notwithstanding the provisions of Sections 14.1 and 14.2, in the event that any part or all of the Premises shall be damaged or destroyed, regardless of cause, during the last five (5) years of the Term, then Tenant may terminate this Lease and shall not be obligated to restore the Premises, provided that (i) Tenant has maintained at least all insurance required by this Lease,

(ii) all insurance proceeds relating to the Improvements, including any excess coverage maintained by Tenant, shall be paid to Landlord prior to such termination and shall be retained by Landlord and (iii) the loan by Landlord’s Lender (defined in Section 13.7) is paid in full prior to such termination. Tenant is not otherwise entitled to any rent abatement during or resulting from any disturbance on or partial or total destruction of the Premises.

15.

CONDEMNATION

15.1         Condemnation Damages

In the event of the taking or conveyance of the whole or any part of the Premises by reason of condemnation by any public or independently in seeking damages before the condemning body, each party shall be entitled to the amount awarded respectively to each, except that Landlord and Tenant further agree as follows.

15.1.1                Notwithstanding anything herein to the contrary, the compensation or damages awarded or payable for the taking of the Premises (including, without limitation, the Improvements) shall first be applied to the payment in full of the loan by Landlord’s Lender, including, if necessary, the continuation of the debt service payments under said loan until a defeasance is permitted under said loan;

15.1.2                That percentage of the compensation or damages awarded or payable for the taking of improvements which equals the percentage of the expired portion of the Initial Term at the time of the taking shall belong to and be the sole property of Landlord and the percentage equal to the unexpired portion of the Initial Term at the time of the taking shall belong to and be the sole property of Tenant.

15.1.3                Any portion of the award attributable to Tenant’s furniture, fixtures, and equipment installed in the Premises in accordance with this Lease which are to remain in the Premises as a result of such taking shall belong to Tenant.

15.1.4                All compensation or damages awarded or payable for the taking by eminent domain of any land that is part of the Premises shall be paid to and be the sole property of Landlord free and clear of any claim of Tenant or any person claiming rights to the Premises through or under Tenant.

15.1.5                For purposes of this Section any compensation or damages awarded or payable because of the taking by eminent domain of all or any portion of the Premises shall be allocated between the land and any improvements so taken in accordance with any allocation made by the court in any eminent domain proceeding. If the court does not make any such allocation, or if Landlord should voluntarily convey title to all or a portion of the Premises pursuant to section 15.1.6 below, then that portion of any compensation or damages awarded which is equal to the then fair market value of any land within the Premises that is taken by eminent domain (the “Land Value”) shall be deemed compensation or damages awarded for the taking of such land, and the remainder of any compensation or damages awarded shall be deemed to be compensation or damages awarded for the taking of any improvements constructed or located on the Premises taken by eminent domain. The Land Value shall be determined as though the Premises were not subject to this Lease or any other lease or encumbrance and shall be established as follows:

(i)            Landlord and Tenant shall attempt in good faith to agree on the Land Value. If Landlord and Tenant do not agree on the Land Value within ten business days after such taking, the Land Value shall be determined by appraisal in accordance with paragraphs (ii) through (iv) below.

(ii)           Within ten business days after any taking, each party hereto shall deliver to the other a written notice appointing as such party’s appraiser a disinterested person with at least 10 years’ experience as a real estate appraiser, who shall be a member of a recognized society of real estate appraisers and shall have had experience in appraising industrial properties in Houston, Texas and its environs.

(iii)          Within ten business days after the appointment of the second of the two appraisers, the two appraisers shall jointly appoint a third appraiser whose qualifications meet the standards set forth above.

(iv)          Within 30 days after the appointment of the second appraiser, the first two appraisers shall make their respective determinations of the Land Value and shall submit their appraisal reports to Landlord and Tenant.

The Land Value shall be conclusively deemed to be the arithmetic average of the two fair market values shown in the appraisal reports submitted by the first two appraisers; provided, however, that if within 30 days after the appointment of the second appraiser only one appraisal report shall have been submitted, the Land Value shall be conclusively deemed to the fair market value shown in such appraisal report; and provided further that if two appraisal reports are submitted within 30 days after the appointment of the second appraiser and if the difference between the two appraised values is greater than 10% of the higher appraised value, then upon the written request of either Landlord or Tenant made within five business days after the submission of the second appraisal report, the third appraiser shall be instructed to select as the Land Value one of the appraised values determined by the first two appraisers. The value so selected shall be conclusively deemed to be the Land Value.

15.1.6                      Landlord reserves the right in its sole discretion to voluntarily convey title to all or a portion of the Premises to a public or quasi-public agency or entity in lieu of and under threat by such agency or entity to take the same by eminent domain proceedings, provided that Landlord shall give Tenant prior notice of intent or willingness to voluntarily convey title. Such voluntary conveyance by Landlord of title to all or a portion of the Premises to a public or quasi-public agency or entity in lieu of and under threat by such agency or entity to take the same by eminent domain proceedings shall be considered a taking of title to all or such portion of the Premises under the power of eminent domain subject to the provisions of this Section 15.

15.2         Termination of Lease Due to Condemnation

In the event that the Condemnation materially adversely affects the use, operation or economic viability of the Premises, Tenant may terminate the Lease by giving Landlord sixty (60) days’ written notice of its intention to terminate the Lease after receiving notice of the Condemnation from the condemning authority, provided the loan by Landlord’s Lender is paid in full prior to such termination. The effective date of the termination shall be the actual date of such taking. In the event of termination, the rent for the last month of Tenant’s occupancy shall be prorated and Landlord shall refund to Tenant any rent paid in advance and Tenant shall thereupon be released from its obligation to pay rent.

16.

ASSIGNMENT AND SUBLETTING

16.1         Tenant’s Right of Assignment and Subletting

Except as otherwise provided in this Section 16.1, Tenant shall not voluntarily or by operation of law assign its interest in this Lease or in the Premises, or sublease all or any substantial part of the Premises, or allow any other person or entity to occupy all or use any substantial part of the Premises, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Subject to Section 16.4, Tenant, without the consent of Landlord, shall be permitted to assign its interest in this Lease or sublease all or any substantial part of the Premises to an affiliate of Tenant or to any other entity who acquires all or, substantially all of Tenant’s assets. Any assignment or sublease of all or any substantial part of the Premises without Landlord’s consent (if so required) shall be voidable and, at Landlord’s election, shall constitute a default. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if the proposed transferee does not meet certain criteria, including, but not limited to, the transferee’s financial condition, the nature, quality, and character of the transferee, the identity or business character of the transferee, the nature of the use and occupancy and the transferee’s business experience. It shall be a condition of any transfer of Tenant’s interest under this Lease that Tenant provide Landlord with the written consent of all guarantors of Tenant’s, obligations under this Lease (collectively, the “Guarantors”) to such transfer and the Guarantors’ written acknowledgement of their continuing liability under the guarantees and Lease. In connection with any permitted transfer hereunder, Tenant may provide Landlord with additional direct Guarantor(s) affiliated with such proposed transferee, provided that neither Tenant nor any Guarantor shall be released of their respective obligations under this Lease as the result of any such transfer.

16.2         Landlord’s Option to Preserve Subtenancies

In the event of Tenant’s surrender of this Lease or the termination of this Lease in any other manner, Landlord may, at its option, either terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord thereunder. No merger shall result from Tenant’s sublease of the Premises under this Section, Tenant’s surrender of this Lease, or the termination of this Lease in any other manner.

16.3         Tenant’s Assignment of All Rent from Subletting as Security for Tenant’s Obligation

Intentionally Omitted.

16.4         Continuing Obligation of Tenant

No transfer permitted by this Section 16 shall release Tenant or change Tenant’s primary liability to pay the rent and to perform all other obligations of Tenant under this Lease, nor shall any transfer release any Guarantor or change any Guarantor’s liability to pay rent or perform any other obligation of Tenant under this Lease. Landlord’s acceptance of rent from any other person is not a waiver of any provision of this Section. Consent to one transfer is not a consent to any subsequent transfer. If Tenant’s transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant’s transferee, without notifying Tenant or obtaining its consent and without relieving Tenant’s liability under this Lease. No assignment or sublease made as permitted by this Section 16 shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full effect as obligations of a principal and not as obligations of a guarantor or surety, to the same extent as though no assignment or subletting had been made. No sublease or assignment made as permitted by this Section 16 shall impose any obligations on Landlord or otherwise affect any of the rights of Landlord under this Lease. Tenant shall, within 10 days after the execution and delivery of any such assignment, deliver a conformed copy thereof to Landlord, and within 10 days after the execution and delivery of any such sublease, Tenant shall give notice to Landlord of the existence and term thereof, and of the name and address of the sublessee thereunder.

16.5         Fees and Costs with Regard to Proposed Assignment or Sublease

If Tenant requests Landlord to consent to a proposed assignment or sublease, Tenant shall pay to Landlord, whether or not consent is ultimately given, Landlord’s reasonable attorneys’ fees and other costs incurred in connection with each such request.

16.6         Landlord’s Right of Assignment

Landlord shall be free at all times, without need of consent or approval by Tenant, to assign its interest in this Lease and/or to convey fee title to the Premises. Each conveyance by Landlord of Landlord’s interest in the Lease or the Premises prior to expiration or termination hereof shall be subject to this Lease and shall relieve the grantor of any further obligations or liability as Landlord, and Tenant shall look solely to Landlord’s successor in interest for all future obligations of Landlord. Tenant hereby agrees to attorn to Landlord’s successors in interest, whether such interest is acquired by sale, transfer, foreclosure, deed in lieu of foreclosure, or otherwise. The term “Landlord” as used in this Lease, so far as covenants and obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title of the Premises. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder during its ownership of the Premises.

17.

DEFAULT

17.1         Default

Any of the following occurrences or acts shall constitute an event of default (“Event of Default”) under this Lease: (i) if Tenant, at any time during the continuance of this Lease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity, or before any administrative tribunal, which have or might have the effect of preventing Tenant from complying with the terms of this Lease), shall (a) fail to make any payment of Monthly Base Rent, additional rent or other sum herein required to be paid by Tenant when due, and Tenant shall fail to make any such payment within ten (10) days of written notice to Tenant of such default, provided, however, that after Tenant has failed to timely make such payment on three (3) occasions during the preceding five (5) year period during the term of this Lease, said ten (10) day period shall be reduced to five (5) days for any monetary default thereafter occurring after such payment has become due; or (b) fail to observe or perform any other provision hereof for thirty (30) days after Landlord shall have delivered to Tenant notice of such failure (provided that Landlord shall in no event be required to deliver a notice to Tenant in connection with Tenant’s failure to provide a notice to Landlord as required under this Lease) (further provided, that in the case of any default referred to in this clause (b) which cannot with diligence be cured within such thirty (30) day period, if Tenant shall proceed promptly to cure the same and thereafter shall prosecute the curing of such default with diligence, then the time within which such failure may be cured shall be extended for such period not to exceed an additional sixty (60) days as may be necessary to complete the curing of the same with diligence; provided, however, that Tenant shall not be entitled to cure such breach or default that is not susceptible to cure or that is non-curable according to the terms hereof); or (ii) the abandonment or vacation of the Premises by Tenant; or (iii) any voluntary or involuntary assignment, transfer, encumbrance or subletting of this Lease in violation of the provisions hereof; or (iv) if Tenant shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future federal or state bankruptcy law or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent or shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization under any present or future federal or state bankruptcy law or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within 90 days after the filing thereof; or (v) if a receiver, trustee or liquidator of Tenant of all or substantially all of the assets of Tenant or of the Premises shall be appointed in any proceeding brought by Tenant, or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Tenant and shall not be discharged within 90 days after such appointment, or if Tenant shall consent to or acquiesce in such appointment.

17.2         Remedies

Upon the occurrence of any Event of Default, and without the giving of any additional notice not otherwise required hereunder or by law, Landlord may exercise the following rights and remedies in addition to all other rights and remedies provided by law or equity, either cumulatively or in the alternative:

(a)           Terminate this Lease by giving notice thereof to Tenant in which event Tenant shall immediately vacate and deliver possession of the Premises to Landlord and if Tenant fails to do so Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent or other sums owed under this Lease enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises, or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor, and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including (i) all reasonable expenses necessary to relet the Premises which shall include the cost of renovating, repairing and altering the Premises for a new tenant or tenants, advertisements and brokerage fees and (ii) any increase in insurance premiums caused by the vacancy of the Premises. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

(b)           Enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying the Premises, or any part thereof; without having any civil or criminal liability therefor and, without terminating this Lease, Landlord may (but shall be under no obligation to, except in connection with Landlord’s duty, if any, to mitigate its damages) relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) and for such uses as Landlord in its sole and absolute discretion may determine and Landlord may collect and receive any rents payable by reason of such reletting; and Tenant agrees to pay Landlord on demand all reasonable expenses necessary to relet the Premises which shall include the costs of renovating, repairing and altering the Premises for a new tenant or tenants, advertisements and brokerage fees, and Tenant further agrees to pay Landlord on demand any deficiency that may arise by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a notice of such termination is given to Tenant pursuant to Section 17.2(a) above.

(c)           Enter upon the Premises without having any civil or criminal liability therefor, and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action (Tenant hereby WAIVING any claim against Landlord therefor), EVEN IF CAUSED OR ALLEGED TO BE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF LANDLORD OR ANYONE FOR WHOM LANDLORD IS RESPONSIBLE EXCEPT IF CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LANDLORD OR ANYONE FOR WHOM LANDLORD IS RESPONSIBLE.

No repossession of or re-entering on the Premises or any part thereof pursuant to this Section 17.2 and no reletting of the Premises or any part thereof pursuant to this Section 17.2 shall relieve Tenant or any guarantor of its liabilities and obligations hereunder, all of which survive such repossession or re-entering.

Landlord shall have the right and option, upon the occurrence and during the continuance of an event of default hereunder, to change the locks and other security devices within or about the Premises without notice to Tenant. Landlord shall have no obligation to provide Tenant access to the Premises subsequent thereto or provide Tenant keys therefor or to post any notices of any kind on the door to the Premises.

No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

Notwithstanding the preceding provisions of this Section 17.2, Tenant shall not be entitled to receive, nor shall Landlord be obligated to furnish, any notice or opportunity to cure provided for in the preceding provisions of this Section 17.2 with respect to an event of default, and Landlord may proceed to exercise any or all of its rights and remedies in respect of such event of default without furnishing any notice or opportunity to cure, if the same or similar type of event of default shall have occurred two (2) or more times during the immediately preceding twelve (12) month period.

In connection with the exercise by Landlord of its rights and remedies in respect of any event of default on the part of Tenant, to the extent (but no further) that Landlord is required by applicable Texas law to mitigate damages, or to use efforts to do so, and such requirement cannot be lawfully and effectively waived (it being the intention of Landlord and Tenant that such requirements be and are hereby WAIVED to the maximum extent permitted by applicable law), Tenant agrees in favor of Landlord that Landlord shall not be deemed to have failed to mitigate damages, or to have used the efforts required by law to do so, because:

(1)           Landlord leases other space which is vacant prior to re-letting the Premises;

(2)           Landlord refuses to relet the Premises to any affiliate of Tenant, or any principal of Tenant, or any affiliate of such principal (for purposes hereof, “affiliate” shall mean and refer to any person or entity controlling, under common control with, or controlled by, the party in question);

(3)           Landlord refuses to relet the Premises to any person or entity whose creditworthiness Landlord in good faith deems unacceptable;

(4)           Landlord refuses to relet the Premises to any person or entity because the use proposed to be made of the Premises by such prospective tenant of a type and nature inconsistent with that of the other tenants of the Premises or because such use would, in the good faith opinion of Landlord, impose unreasonable or excessive demands upon the Premises’ systems, equipment or facilities;

(5)           Landlord refuses to relet the Premises to any person or entity, or any affiliate of such person or entity, who has been engaged in litigation with, or who has threatened litigation against, Landlord or any of its affiliates, or whom Landlord in good faith deems to be unreasonably or excessively litigious;

(6)           Landlord refuses to relet the Premises because the tenant or the terms and provisions of the proposed lease are not approved by the holders of any liens or security interests in the Premises or any part thereof, or would cause Landlord to breach or be in default of, or to be unable to perform any of its covenants under, any agreements between Landlord and any third party;

(7)           Landlord refuses to relet the Premises because the proposed tenant is unwilling to execute and deliver Landlord’s standard lease form without tenant-oriented modifications (it being agreed that this Lease or a lease in form substantially similar to this Lease shall be construed as “Landlord’s standard lease form”) or such tenant requires improvements to the Premises to be paid at Landlord’s cost and expense; or

(8)           Landlord refuses to relet the Premises to a person or entity whose character or reputation, or the nature of whose business, Landlord in good faith deems unacceptable;

and it is further agreed that each and all of the grounds for refusal set forth in clauses (1) through (8), both inclusive, of this sentence are reasonable grounds for Landlord’s refusal to relet the Premises, or (as to all other provisions of this Lease) for Landlord’s refusal to issue any approval, or take any other action, of any nature whatsoever under this Lease.

In the event the waiver set forth in the preceding sentence shall be ineffective, Tenant further agrees in favor of Landlord, to the maximum extent to which it may lawfully and effectively do so, that the following efforts to mitigate damages if made by Landlord (and without obligating Landlord to render such efforts) shall be conclusively deemed reasonable if: Landlord places the Premises on its inventory of available space; Landlord makes such inventory available to brokers who request same; and Landlord shows the Premises to prospective tenants (or their brokers) who request to see it.

17.3         Landlord’s Self-Help

If Tenant fails to perform any affirmative duty or obligation under this Lease within ten (10) business days after written notice (or in case of an emergency, without notice), the Landlord may, at its option, perform such duty or obligation on Tenant’s behalf, including the obtaining of reasonably required bonds, insurance policies, or governmental permits, licenses and approvals. The costs and expenses of any such performance by Landlord shall be due and payable by Tenant as additional rent upon Landlord’s written demand. If any check given to Landlord by Tenant shall not be honored by the bank upon which it is drawn, Landlord, at its option, may require that all future payments by Tenant to Landlord be made by bank cashier’s check or wire transfer of immediately available funds.

17.4         Intentionally Omitted

17.5         No Waiver

The waiver by Landlord of any breach by Tenant of any of the provisions of this Lease shall not constitute a continuing waiver or a waiver of any subsequent breach by Tenant either of the same or a different provision of this Lease. No waiver, benefit, privilege or service voluntarily given or performed by either party shall give the other any contractual right by custom, estoppel or otherwise. The subsequent acceptance of rent pursuant to this Lease shall not constitute a waiver of any preceding default by Tenant other than default in the payment of the particular rental payment so accepted, regardless of Landlord’s knowledge of the preceding breach at the time of accepting the rent, nor shall acceptance of rent or any other payment after termination constitute a reinstatement, extension or renewal of the Term or revocation of any notice or other act by Landlord.

17.6         Late Charge

If Tenant fails to pay within five (5) days of the due date of any payment of rent or other charges which Tenant is obligated to pay to Landlord under this Lease, there shall be a late charge, immediately payable by Tenant as additional rent, in the amount of one percent (1%) of each such obligation. Landlord and Tenant agree that this sum is reasonable to compensate Landlord for accounting and administrative expenses incurred by Landlord. In addition to the late charge, any and all rent or other charges which Tenant is obligated to pay to Landlord under this Lease which are unpaid shall bear interest at an annual rate of the lesser of (a) the highest nonusurious rate permitted by law and (b) eighteen percent (18%) from the date said payment was due until paid, said interest to be payable by Tenant as additional rent. Landlord and Tenant agree that this sum is reasonable to compensate Landlord for the loss of the use of funds.

17.7         Multiple Remedies. No Waiver

No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute or elsewhere provided in this Lease. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or relinquishment thereof for the future. A receipt by Landlord of any Monthly Base Rent, any additional rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to other remedies provided in this Lease, except as expressly otherwise provided, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provision of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

17.8         Tenant Waiver

Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future constitution, statute or rule of law to redeem the Premises or to have a continuance of this Lease for the term hereby demised after termination of Tenant’s right or occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of the term of this Lease as herein provided, and (ii) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress for rent.

17.9         Default by Landlord

Landlord shall be in default if Landlord fails to perform any provision of this Lease required of it and the failure is not cured within thirty (30) days after notice has been given to Landlord. If, however, the failure cannot reasonably be cured within the cure period, Landlord shall not be in default of this Lease if Landlord commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure. Notices given under this Section 17.9 shall specify the alleged breach and the applicable Lease provisions. If Landlord shall at any time default beyond the applicable notice and cure period, Tenant shall have the right to cure such default on Landlord’s behalf. Any sums expended by Tenant in doing so, and all reasonably necessary incidental costs and expenses incurred in connection therewith, shall be payable by Landlord to Tenant within thirty (30) days following demand therefor by Tenant, provided, however, that Tenant shall not be entitled to any deduction or offset against any rent otherwise payable to Landlord under this Lease.

18.

RIGHT OF INSPECTION

Landlord and Landlord’s authorized representatives shall have the right after written notice to Tenant, to enter upon the Premises at all reasonable hours for the purpose of inspecting the Premises and for the purpose of exhibiting the Premises to prospective tenants, purchasers, or others. Provided Tenant is not in default beyond any applicable cure period, Landlord shall not exhibit any “for sale” signs during the Term of the Lease.

19.

WAIVER OF BREACH

No waiver by Landlord of any breach of any one or more of the terms, covenants, conditions, or agreements of this Lease shall be deemed to imply or constitute a waiver of any succeeding or other breach. Failure of Landlord to insist upon the strict performance of any of the terms, conditions, covenants, and agreements of this Lease shall not constitute or be considered as a waiver or relinquishment of Landlord’s rights to subsequently enforce any default, term, condition, covenant, or agreement, which shall all continue in full force and effect. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord has or may have.

20.

NOTICES

20.1         Notice Requirements

All notices, requests, or demands herein provided to be given or made, or which may be given or made by either party to the other, shall be given or made only in writing and shall be deemed to have been duly given: (i) when delivered personally at the address set forth below, or to any agent of the party to whom notice is being given; or (ii) on the date delivered when sent via Overnight Mail, properly addressed and postage prepaid; or (iii) on the date sent via facsimile transmission; or (iv) seventy-two (72) hours after the time the same is deposited in the United States mail, properly addressed and first class postage prepaid, return receipt requested. The proper address to which notices, requests, or demands may be given or made by either party shall be the address set forth at the end of this Section or to such other address or to such other person as any party shall designate. Such address may be changed by written notice given to the other party in accordance with this Section.

If to Landlord:	With a copy to:

Krausz Companies, Inc. Attn: F. Ron Krausz 2212 Madrona Ave. St. Helena, California 94574 Phone: (707) 963-7516 Fax: (707) 963-7596	Orrick, Herrington & Sutcliffe LLP Attn: Richard C. Mendelson, Esq. 777 S. Figueroa Street, Suite 3200 Los Angeles, California 90017 Phone: (213) 612-2480 Fax: (213) 612-2499

and

Krausz Companies, Inc. Attn: Mr. Amos Z. Krausz 651 Gateway Boulevard, Suite 1010 South San Francisco, California 94080 Fax: (650) 871-4063

If to Tenant:	With a copy to:

Malibu Centers, Inc. Attn: R. Scott Wheeler, CFO 717 North Harwood, Suite 1650 Dallas, Texas 75201 Phone Number: (214) 210-8760 Fax Number: (214) 210-8702	Munsch Hardt Kopf & Harr, P.C. Attn: Michael A. Krywucki, Esq. 1445 Ross Avenue, Suite 4000 Dallas, Texas 75202 Phone Number: (214) 855-7522 Fax Number: (214) 855-7584

20.2         Payments Under Lease

Rent and all other payments due to Landlord under this Lease shall be paid in lawful money of the United States of America without offset or deduction to the name and at the address first given above or to such other persons or parties or at such other places as Landlord may from time to time designate in writing.

21.

RELATIONSHIP OF THE PARTIES

This Lease shall not be deemed or construed by the parties, nor by any third party, as creating the relationship of (i) principal and agent, (ii) partnership, or (iii) joint venture between the parties. Neither the method of computation of rent nor any other provision of this Lease, nor any acts of the parties are other than in the relationship of Landlord and Tenant.

22.

SUBORDINATION, ATTORNMENT AND ESTOPPEL

22.1         Subordination and Non-Disturbance

Subject to the provisions of this Section, this Lease and the leasehold estate created hereby shall be, at the option and upon written declaration of Landlord, subject, subordinate, and inferior to the lien and estate of any liens, trust deeds, and encumbrances (“Mortgages”), and all renewals, extensions, or replacements thereof, now or hereafter imposed by Landlord upon the Premises; provided, however, that this Lease shall not be subordinate to any Mortgage or any renewal, extension, or replacement thereof, unless and until Landlord provides Tenant with an agreement (“Non-Disturbance Agreement”), signed and acknowledged by each holder of any such interest setting forth that so long as Tenant is not in default hereunder, Landlord’s and Tenant’s rights and obligations hereunder shall remain in force and Tenant’s right to possession shall be upheld. The Non-Disturbance Agreement may contain additional provisions as are customarily requested by secured lenders with liens encumbering real property security similar to the Premises. Tenant shall, promptly follow a request by Landlord and after receipt of the Non-Disturbance Agreement, execute and acknowledge any subordination agreement or other documents required to establish of record the priority of any such encumbrance over this Lease, so long as such agreement does not otherwise increase Tenant’s obligations or diminish Tenant’s rights hereunder. Without limiting Tenant’s obligations hereunder, Tenant acknowledges that the Subordination and Non-Disturbance Agreement attached hereto as Exhibit “D” is in compliance with the requirements of this Section and Tenant agrees to execute a Subordination and Non-Disturbance Agreement in such form with appropriate changes made thereto to include references to Texas law.

22.2         Attornment

In the event of foreclosure of any Mortgage, whether superior or subordinate to this Lease, then (i) this Lease shall continue in force; (ii) Tenant’s quiet possession shall not be disturbed if Tenant is not in default beyond any applicable cure period hereunder; (iii) Tenant shall attorn to and recognize the mortgagee or purchaser at foreclosure sale (“Successor Landlord”) as Tenant’s landlord for the remaining Term of this Lease; and (iv) the Successor Landlord shall not be bound by (a) any payment of rent for more than one month in advance; (b) any amendment, modification, or ending of this Lease without the Successor Landlord’s consent after the Successor Landlord’s name is given to Tenant, unless the amendment, modification, or ending is specifically authorized by the original Lease and does not require Landlord’s prior agreement or consent; and (c) any liability for any act or omission of a prior Landlord. At the request of the Successor Landlord, Tenant shall execute a new lease for the Premises, setting forth all of the provisions of this Lease except that the Term of the new lease shall be for the balance of the Term of this Lease.

22.3         Estoppel Certificate

Tenant or Landlord, as the case may be, shall execute and deliver to the other party, within thirty (30) days after receipt of request therefor, any estoppel certificate or other statement to be furnished to any prospective purchaser of or any lender against the Premises. Such estoppel certificate shall acknowledge and certify each of the following matters, to the extent each may be true: that the Lease is in effect and not subject to any rental offsets, claims, or defenses to its enforcement; the commencement and termination dates of the term; that Tenant is paying rent on a current basis; that any improvements required to be furnished under the Lease have been completed in all respects; that the Lease constitutes the entire agreement between Tenant and Landlord relating to the Premises; that Tenant has accepted the Premises and is in possession thereof; that the Lease has not been modified, altered, or amended except in specified respects by specified instruments; and that such party has no notice of any prior assignment, hypothecation, or pledge of rents or the Lease. Such estoppel certificate shall also set forth any other matter pertaining to this Lease which a party may reasonably require the other to certify. Without limiting the foregoing, Tenant shall also, upon request of Landlord, certify and agree for the benefit of any lender against the Premises or the building (“Lender”) that Tenant will not look to such Lender: as being liable for any act or omission of Landlord; as being obligated to cure any defaults of Landlord under the Lease which occurred prior to the time Lender, its successors or assigns, acquired Landlord’s interest in the Premises by foreclosure or otherwise, as being bound by any payment of rent or additional rent by Tenant to Landlord for more than one (1) month in advance; or as being bound by Landlord to any amendment or modification of the Lease without Lender’s written consent.

22.4         Protection of Landlord’s Mortgagee

If Landlord encumbers its interest in the Premises by mortgage, Landlord or its Mortgagee(s) may give Tenant written notice of that fact, which notice shall state the name and address of the mortgagee. If Tenant shall be so notified in writing of such encumbrance and of the name and address of the Mortgagee named therein, then so long as such encumbrance shall continue in force, notice of the default in the performance of any of the covenants contained in this Lease, of the same kind and in the same manner and for the same length of time as is required to be given to the Landlord, shall also be given to such Mortgagee, extended as set forth herein, before Tenant may terminate this Lease or otherwise, as against such Mortgagee, take advantage of any default by Landlord. Upon elapse of the time permitted Landlord to cure without Landlord effecting a cure, Tenant shall give Landlord’s Mortgagee(s) a second written notice stating such fact. Such Mortgagee shall have the right to cure any such default within forty-five (45) days after such second notice if the same can be cured by the payment of money, or as to other defaults, to undertake in writing to perform and thereafter pursue in good faith the performance of all the covenants of this Lease capable of performance by the Mortgagee or its assigns, and in such event Landlord shall have no right to terminate this Lease by reason of such default. In the event of such cure or undertaking, the Mortgagee shall be subrogated to the rights of Tenant against Landlord with respect to such default.

23.

TENANT’S FINANCIAL STATEMENTS

During the Term of the Lease, Tenant shall provide Landlord (a) within forty-five (45) days after the end of each fiscal quarter of Tenant’s parent company, quarterly operating statements detailing property specific operating results as to the Premises for such period and (b)

current financial statements within one hundred twenty (120) days of the end of each fiscal year, which shall include Tenant’s and each Guarantor’s profit and loss statement, balance sheet, statement of changes in financial positions and notes to the financial statements, and property specific operating results as to the Premises. All such financial statements and information shall be certified by Tenant’s Chief Financial Officer or each Guarantor’s Chief Financial Officer, respectively, as applicable.

24.

ATTORNEYS’ FEES

24.1         Recovery of Attorneys’ Fees and Costs of Suit

Tenant shall reimburse Landlord, upon demand, for any costs or expenses incurred by Landlord in connection with any breach or default under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights, or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs. Such attorneys’ fees and costs shall be paid by the losing party in such action.

24.2         Party to Litigation

Tenant shall indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands, and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (i) instituted by Tenant, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (ii) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (iii) otherwise arising out of or resulting from any action or transaction of Tenant or such other person; or (iv) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action.

24.3         Landlord’s Consent

Tenant shall pay Landlord’s reasonable attorneys’ fees and other costs incurred in connection with Tenant’s request for Landlord’s consent under Section 16, “Assignment, and Subletting,” or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent.

25.

LEASEHOLD MORTGAGE

25.1         Tenant’s Right to Encumber

Tenant may, at any time and from time to time during the Term, with the written consent of Landlord’s Lender, which consent shall not be unreasonably withheld, mortgage, collaterally assign or otherwise encumber any interest that Tenant has in this Lease or in the improvements located on the Premises (the “Leasehold Estate”) to any nationally recognized bank, insurance company or other institutional lender or such other lender as may be approved by Landlord (such approval not to be unreasonably withheld), herein called “Tenant’s Mortgagee” by deed of trust or mortgage or other security instrument (as applicable, the “Security Instrument” or “Mortgage”) as security for an indebtedness (“Debt”), on the further condition, with respect to all permitted financings, that:

(a)           The Security Instrument and all rights acquired under it shall, by its express terms, be subject to each and all of the covenants, conditions and restrictions stated in this Lease and to all rights and interests of Landlord;

(b)           Tenant shall deliver to Landlord (i) a complete and correct copy of the Security Instrument and all related promissory notes, loan agreements, security agreements, indemnity agreements, guarantees, financing statements and other loan documents executed by Tenant or for Tenant’s benefit in connection therewith (the “Loan Documents”), each as fully executed and delivered, within ten (10) business days after the execution thereof, and (ii) a complete and correct of the recorded Security Instrument, conformed by the recorder to show the date or recordation and other recording information, within five business days after the date of recordation;

(c)           The Security Instrument shall expressly provide that any proceeds from fire or extended coverage insurance shall be used to repair or rebuild the damaged or destroyed improvements on the Premises or as otherwise expressly provided herein;

(d)           The Security Instrument shall contain a provision that all notices of default under the Loan Documents must be sent to Landlord and Tenant and that Landlord shall have fifteen (15) business days in which to cure any default after the time for Tenant to cure it has expired (provided that if Landlord requires possession of the Premises in order to cure the default, then Landlord shall have, in addition to such 15 day period, such further time as is needed to terminate Tenant’s right to possession of the Premises), and neither Landlord’s right to cure any default nor any exercise of such right shall constitute an assumption of liability under any Loan Document;

(e)           Tenant shall immediately reimburse Landlord for the cost of any default cured by Landlord with interest thereon as provided in Section 17;

(f)            No encumbrance incurred by Tenant pursuant to this Section or otherwise shall, and Tenant shall not have power to incur any encumbrance that will, constitute in any way a lien or encumbrance on Landlord’s fee title to the Premises or on any other interest of Landlord in the

Premises. Landlord and Tenant hereby agree that no merger of estates shall occur if Tenant subsequently acquires Landlord’s fee interest in the Premises; and

(g)           The Security Instrument shall provide that (i) upon a foreclosure of the Security Instrument, Tenant’s Mortgagee shall not remove the Improvements on the Premises from the Premises and (ii) following a foreclosure Tenant’s Mortgagee shall operate the Premises in accordance with the terms of this Lease.

25.2         Rights of Tenant’s Mortgagee

25.2.1                If Tenant enters into a Mortgage in accordance with the provisions of Section 25.1 and Tenant’s Mortgagee notifies Landlord of the execution of a Mortgage and names the place for service of notice upon Mortgagee, then:

25.2.2                Landlord shall make such changes or modifications to this Lease, with the exception of those provisions of this Lease concerning rent, length of term or other economic matters, as are reasonably requested by any potential Tenant’s Mortgagee.

25.2.3                Landlord will give to any Tenant’s Mortgagee, simultaneously with service on Tenant, notices of all demands made by Landlord on Tenant and no such notice to Tenant shall be effective unless a copy is so served upon Tenant’s Mortgagee.

25.2.4                Tenant’s Mortgagee shall have the privilege, in accordance with the provisions hereof, of performing any of Tenant’s covenants, curing any defaults by Tenant, and exercising any election, option or privilege conferred upon Tenant by the terms of this Lease.

25.2.5                Landlord shall not terminate this Lease or Tenant’s right of possession for any default of Tenant if, within a period of thirty (30) days after the expiration of the period of time within which Tenant might cure such default, such default is cured or caused to be cured by Tenant’s Mortgagee or, if within a period of thirty (30) days after the expiration of the period of time within which Tenant might commence to eliminate the cause of such default, Tenant’s Mortgagee diligently commences to eliminate the cause of such default and within sixty (60) days thereafter cures such default.

25.2.6                No liability for the payment of Rent or the performance of any of Tenant’s covenants and obligations of this Lease shall attach to or be imposed upon any Tenant’s Mortgagee, while not in possession of the Premises, all such liability being hereby expressly waived by Landlord.

25.2.7                No provision of this Lease which restricts the use of the Premises to less than for any lawful purpose, requires the Premises to be used for a particular purpose, or requires or implies specified times of business operation shall be binding upon a Tenant’s Mortgagee in possession or its successors in interest; provided however that in all events there shall be no derogation or diminishment of Landlord’s right to terminate this lease upon a cessation of use or change in use from a multi-purpose, interactive entertainment facility, as set forth in Section 8 of this Lease, further provided that upon Tenant’s Mortgagee’s written request, the time for Landlord’s election to terminate shall be tolled, and Landlord shall not by reason of such cessation of use terminate this Lease, during such period of time during which Tenant’s Mortgagee diligently and in good faith seeks to sublease or assign Tenant’s leasehold interest to a transferee who will operate the Premises as a multi-purpose, interactive entertainment facility.

25.2.8                No amendments or modifications of this Lease shall occur without the prior written consent of Tenant’s Mortgagee, not to be unreasonably withheld or delayed.

25.2.9                Tenant’s Mortgagee shall have the right to participate in casualty and condemnation settlements as Tenant’s successor-in-interest.

26.

AUTHORITY TO MAKE LEASE; COVENANT OF QUIET ENJOYMENT

26.1         Full Power and Authority to Enter Lease

The parties covenant and warrant that each has full power and authority to enter into this Lease. Each party shall, within 15 days after request, deliver to the other party satisfactory evidence of such authority.

26.2         Quiet Enjoyment

Landlord covenants and warrants that Tenant, so long as Tenant performs all of its obligations hereunder, shall have and enjoy full, quiet, and peaceful possession of the Premises, its appurtenances and all rights and privileges incidental thereto during the Term, subject to the provisions of this Lease and any title exceptions or defects in existence at the time of the conveyance of the Premises to Landlord by Tenant.

26.3         No Violation of Covenants and Restrictions

Tenant shall not violate or cause Landlord to violate any recorded covenants and restrictions affecting the Premises. Tenant shall defend, indemnify, and hold harmless Landlord from any costs or expenses incurred from such a violation.

27.

HAZARDOUS MATERIAL

27.1         Environmental Compliance

Tenant shall not cause or permit any Hazardous Material to be used in or about the Premises in violation of applicable Environmental Laws by Tenant, its agents, employees, contractors, or invitees, without the prior written consent of Landlord (which consent shall not be required as long as Tenant demonstrates to Landlord’s reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant’s business and will be used, kept, and stored in a manner that complies with all laws relating to such Hazardous Material.) Notwithstanding the foregoing, Landlord acknowledges that Tenant’s use of racing and entertainment equipment requires the use and storage of petroleum and other automotive related products on the Premises, which will not be in violation of this Section so long as Tenant’s use complies with applicable Environmental Laws. Tenant acknowledges that Landlord acquired the Premises in a purchase from Tenant and that at no time has Landlord been in occupancy of the Premises; Tenant agrees that Tenant and not Landlord shall be responsible for any contamination of the Premises in violation of applicable Environmental Laws to the extent that Landlord did not cause such contamination. If Tenant breaches the obligations stated herein or if there is contamination of the Premises in violation of applicable Environmental Laws and Landlord did not cause such contamination, then Tenant shall indemnify, defend, and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space of the Premises, and sums paid in settlement of claims, attorneys’ fees, consultation fees, and expert fees) which arise during or after the Term of the Lease as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation or site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises not caused by Landlord results in any contamination of the Premises in violation of applicable Environmental Laws, Tenant shall promptly take all actions at its sole expense as are recommended by environmental engineers hired by Tenant and are necessary to return the Premises to a condition in compliance with applicable Environmental Laws; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term effect on the value of Premises.

27.2         Tenant’s Responsibility for Hazardous Materials

Landlord and Tenant acknowledge that Landlord may become legally liable for the costs of complying with Laws relating to Hazardous Material which are not the responsibility of Landlord or the responsibility of Tenant including the following: (i) Hazardous Material present in the soil or ground water on the Premises prior to the Commencement Date of the Lease; (ii) a change in Laws which relate to Hazardous Material which make Hazardous Material present on the Premises as of the Commencement Date, whether known or unknown to Landlord, a violation of such new Laws; (iii) Hazardous Material that migrates, flows, percolates, diffuses, or in any way moves on to or under the Premises before or after the Commencement Date; (iv) Hazardous Material present or under the Premises as a result of any discharge, dumping, or spilling (whether accidental or otherwise) on the Premises by other tenants of the Premises or their agents, employees, contractors, or invitees, or by others. Accordingly, Landlord and Tenant agree that the cost of complying with Laws relating to Hazardous Material on the Premises for which Landlord is legally liable shall be the responsibility and shall be paid by Tenant, except to the extent caused by Landlord. To the extent any such expense relating to Hazardous Material is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties, or other action, Tenant shall be entitled to a reimbursement to the extent it has paid the maintenance expense to which such recovery or reimbursement relates.

27.3         Survival

Provisions of this Section 27 shall survive termination of this Lease.

27.4         Reporting and Inspections

(a)           Handle,” “Handled” or “Handling” shall mean any installation, handling, generation, storing, treatment, use, disposal, discharge, release, manufacture, refinement, emission, abatement, removal, transportation, presence or migration of any Hazardous Materials brought on the Premises by Tenant or Tenant’s Representatives, or any other activity or any type in connection with or involving Hazardous Materials. “Tenant’s Representatives” shall mean all Tenant’s officers, employees, contractors, representatives, assignees, sublessees, agents, invitees, and any trespassers on the Premises.

(b)           Tenant shall deliver to Landlord prior to delivery to, or promptly after receipt from, any governmental authority or other person or entity copies of all permits, manifests, closure or remedial action plans, notices, investigations, inquiries, claims, citations, summons, complaints, writs, orders and all other communications or documents relating to (i) the Handling of Hazardous Materials at or about the Premises, (ii) the actual, alleged or threatened violation of Environmental Law or (iii) the liability of Tenant for environmental losses. Any communications, written or oral, regarding any release, discharge, emission or any other occurrence posing an imminent threat of damage or contamination to the Premises or the environment shall be delivered or, if oral, communicated, to Landlord within 24 hours after receipt. All other communications shall be delivered to Landlord within 10 days after receipt. Landlord shall have no obligation to review or evaluate any such communication and shall not be deemed to have approved, consented to or participated in any act or omission described or required by such communication.

(c)           Tenant shall maintain, at its own expense, a written program to ensure and monitor Tenant’s continued compliance with this Section 27 and all Environmental Requirements. At Landlord’s request, Tenant shall provide Landlord with a copy of such program, including monitoring results; provided, however, that Tenant acknowledges that such program will be supplied to Landlord solely for informational purposes, and that Landlord shall have no obligation to review the information provided, shall not be deemed to have approved or consented to any matter set forth therein, and shall have no liability for any deficiencies therein. Landlord agrees not to disclose to any third parties the contents of any such written program provided by Tenant, unless Tenant consents to such disclosure; provided, however, Landlord may disclose such information on a confidential basis to its attorneys, property managers or its other agents, or as required in connection with the procurement of insurance or financing, or as required pursuant to any contract pertaining to Landlord, or as required by law. Tenant shall, at its sole expense, prior to the expiration or termination of this Lease, promptly remove from the Premises, using the then best available technology, all Hazardous Materials Handled by Tenant or Tenant’s Representatives during the Term (collectively, “Lease Closure”), notwithstanding any lesser standard of removal or remediation which might be allowable under applicable law or governmental policies, and perform or cause to be performed all actions necessary, as determined by Landlord in its reasonable business judgment, to ensure that Lease Closure has been completed, including inspection, testing and post-Lease Closure monitoring. Tenant, at its sole expense, shall repair any damage caused by such work and unless otherwise requested by Landlord, shall close, at the completion of all testing and monitoring, in accordance with applicable law, any and all monitoring and extraction wells and boreholes installed as a result of or in connection with Tenant’s occupancy of the Premises or otherwise installed by Tenant, or at Tenant’s direction. All consultants or contractors performing work on behalf of Tenant pursuant to this Section 27 shall be qualified and licensed to undertake the applicable work and shall be selected by Tenant; provided that Landlord shall be notified of the selected consultant(s) at least 10 business days prior to the commencement of any work by such consultant(s) (except in an emergency, in which case Landlord shall be notified within one business day after the selection of the consultant(s)) and Landlord shall have the right to disapprove the use of such consultant(s) in the exercise of Landlord’s reasonable business judgment. All work required to be performed under this Section 27, and Tenant’s and Tenant’s Representatives’ Handling of all Hazardous Materials, shall be performed in a good, safe and workmanlike manner and in a manner that will not interfere with the use, operation, leasing or sale of the Premises.

(d)           Tenant shall deliver to Landlord copies of all permits, authorizations, plans and reports, and supporting documentation therefor, including any Hazardous Materials management plan, which are required by law or by any governmental authority with respect to Tenant’s use or proposed use of the Land and the Work, including any Handling of Hazardous Materials. The provisions of this Section 27 shall apply to all Hazardous Materials, whether or not Landlord has given Tenant its consent to Handle such Hazardous Materials. Tenant’s and Tenant’s Representatives’ Handling of all Hazardous Materials shall comply at all times with all Environmental Laws and Tenant shall, at its own expense, promptly take all actions required by any governmental authority in connection with Tenant’s or Tenant’s Representatives Handling of Hazardous Materials at or about the Premises. Tenant shall keep Landlord fully and promptly informed of all Handling of Hazardous Materials on the Premises, including notifying Landlord as soon as possible after any spill, release, discharge or emission.

(e)           Landlord, Landlord’s Lender, and either of their representatives and consultants shall have the right, but not the obligation, to enter the Premises at any reasonable time upon 24 hours’ prior notice (except in the case of an emergency) not more than once each calendar year or at any time in connection with a sale or refinancing of the Premises or if Landlord has reason to believe that a violation of applicable requirements or a contamination exists (i) to inspect the condition of the Premises and review all permits, reports, plans and other documents regarding the Handling of Hazardous Materials (and Tenant shall, at its option, have the right to have its own representative present during any onsite inspections), (ii) to confirm Tenant’s compliance with the provisions of this Section 27, including the right to physically investigate the condition of the Land and the Work and review all permits, reports, plans, and other documents regarding the Handling of Hazardous Materials, (iii) to perform Tenant’s obligations under this Section 27 if Tenant has failed to timely do so. Tenant shall pay the costs of Landlord’s consultants’ fees and all other costs incurred by Landlord pursuant to clauses (i) and (ii) above if such investigation is undertaken because Tenant has failed to provide full and complete information regarding any release, discharge or other Handling of Hazardous Materials and shall pay, in any case, all such costs incurred pursuant to clause (iii) above and shall pay all reasonable costs of Landlord incurred with respect to the above in the event a violation of applicable requirements or a contamination is found to exist or be imminent, so long as such inspection is reasonably related to the violation or contamination, or the inspection is requested or ordered by a governmental authority.

(f)            Landlord shall have the right, but not the obligation, to require, annually during the Term and again within five (5) business days after the termination or expiration of the Term, that a detailed review (“Environmental Audit”) be undertaken to determine whether the Premises and Tenant’s Handling of all Hazardous Materials comply with this Section 27. Tenant shall pay all costs incurred in connection with any Environmental Audit required by Landlord, including without limitation, the costs and expenses of all consultants and sampling and analysis, in the event that (i) as a result of the Environmental Audit, it is determined that the Premises or Tenant’s Handling of all Hazardous Materials do not comply with this Paragraph 27, or (ii) the Environmental Audit is undertaken at the termination or expiration of the Term. In all other cases, Landlord shall pay the costs of any Environmental Audit it requires pursuant to this Section 27. The Environmental Audit shall be conducted by independent, qualified, licensed environmental consultants selected by Tenant and reasonably acceptable to Landlord. If the consultants chosen by Tenant are unacceptable to Landlord, Landlord shall be entitled to engage its own consultants to conduct the Environmental Audit, and Tenant shall pay Landlord’s consultants’ fees and all costs incurred by Landlord in performing the Environmental Audit. The Environmental Audit shall include an inspection of the Premises, interviews with the occupants of the Premises and any other matters which the consultants believe, in the exercise of their professional judgment, are necessary to ascertain whether the Premises are in compliance with this Section 27, including the installation of monitoring wells, and soils and water testing. Tenant shall fully cooperate with the consultants and comply with all information requests. After the completion of the Environmental Audit, a written report shall be prepared and copies shall be distributed to both Landlord and Tenant. In connection with any Environmental Audits, Landlord shall use commercially reasonable efforts not to interfere with Tenant’s use or operations of the Premises.

(g)           In the event of any release, discharge or other event caused or contributed to by the acts or omissions of Tenant or Tenant’s Representatives which poses a threat of damage or contamination to the Premises or the environment, whether discovered by Landlord or Tenant, Tenant shall fully document the facts relating to the event, including the circumstances existing prior to and after the occurrence of the event, the precise nature of the release, discharge or event, including specific compounds and quantities involved, and all actions Tenant has taken and will take to remediate the release, discharge or event. Tenant shall provide such documentation to Landlord promptly after the occurrence in question. Tenant shall pay the reasonable costs and fees charged by Landlord’s environmental consultants to review such documentation and provide peer review confirming the adequacy of the measures, past and future, taken by Tenant to remediate the problem.

(h)           Landlord and Tenant agree that the statute of limitations shall be tolled from the date of this Lease through the expiration or termination of this Lease (including any Extension Periods) for any and all claims Landlord may have against Tenant arising out of any leak, release or discharge of Hazardous Materials or in connection with any remediation of any such leak, release or discharge.

28.

GENERAL PROVISIONS

28.1         Gender; Number

The use of (i) the neuter gender includes the masculine and feminine and (ii) the singular number includes the plural, whenever the context requires.

28.2         Captions

Captions in this Lease are inserted for the convenience of reference only and do not define, describe, or limit the scope or the intent of this Lease or any of its terms.

28.3         Exhibits

All attached exhibits are a part of this Lease and are incorporated in full by this reference. Except as specifically provided herein, if any provision contained in any exhibit hereto is inconsistent or in conflict with any provisions of this Lease, the provisions of this Lease shall supersede the provisions of such exhibit and shall be paramount and controlling.

28.4         Entire Agreement

This Lease contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Lease.

28.5         Drafting

This Lease shall not be construed more strictly against one party than the other because it may have been drafted by one of the parties or its counsel, each having contributed substantially and materially to the negotiation and drafting hereof.

28.6         Modification

No modification, waiver, amendment, discharge, or change of this Lease shall be valid unless it is in writing and signed by the party against which the enforcement of the modification, waiver, amendment, discharge, or change is or may be sought.

28.7         Joint and Several Liability

If any party consists of more than one person or entity, the liability of each such person or entity signing this Lease shall be joint and several.

28.8         Governing Law

Any action brought by Landlord against Tenant in connection with this Lease or any matter that in any way relates to the transactions contemplated by this Lease may be brought by Landlord in any court of competent jurisdiction, wherever located, having personal jurisdiction over Tenant. The judgment in any such action may be enforced by any court of competent jurisdiction wherever located. Any action brought by Tenant against Landlord in connection with this Lease or any matter that in any way relates to the transactions contemplated by this Lease shall be brought by Tenant in any court of competent jurisdiction in the State of Texas. Regardless of who initiates an action or the jurisdiction and/or venue in which such action is brought, the Lease and all matters that in any way relate to the transactions contemplated by this Lease shall be governed by the laws of the state in which the Premises are located (without regards to questions as to conflicts of law).

28.9         Attorneys’ Fees

With respect to Section 24 and any other provision in this Lease providing for payment or indemnification of attorneys’ fees, such fees shall be deemed to include reasonable fees incurred through any applicable appeal process, and shall include fees attributable to legal services provided by both outside counsel and any in-house counsel and staff to the prevailing or indemnified party. For purposes hereof, the services of in-house counsel and their staff shall be valued at rates for independent counsel prevailing in the metropolitan area in which such counsel and staff practice.

28.10       Time of Essence

Time is of the essence of every provision of this Lease.

28.11       Severability

In the event any term, covenant, condition, or provision of this Lease is held to be invalid, void, or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, or provision is invalid, void, or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, or provision of this Lease.

28.12       Successors and Assigns

Except as otherwise provided herein, all terms of this Lease shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors, and assigns.

28.13       Independent Covenants

This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent, and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any offset of the rent or other amounts owing hereunder against Landlord; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering all or any portion of the Premises (of whose address Tenant has theretofore been notified) and an opportunity is granted to Landlord and such holder to correct such violation as provided above.

28.14       Right of First Offer

At such time and from time to time, should Landlord desire to sell Landlord’s Interest in the Premises, or any larger tract of land of which the Premises may be a part (“Landlord’s Interest”) to a third party unaffiliated with Landlord, Landlord shall give Tenant written notice of such desire. Within thirty (30) days of Tenant’s receipt of such notice, Tenant, if Tenant desires to purchase Landlord’s Interest, shall give Landlord notice of its intention to purchase Landlord’s Interest and the price and other material economic terms and conditions on which it offers to make such purchase. In the event Tenant does not provide Landlord with such offer within said thirty (30) day period, Landlord may thereafter sell Landlord’s Interest to such persons or entities and on such terms as Landlord may choose in its sole and absolute discretion and after any such sale such right of first offer shall not apply to any subsequent sales. In the event that Tenant timely provides to Landlord its offer to purchase Landlord’s Interest, Landlord will have an option to either sell Landlord’s Interest to Tenant on the terms and conditions set forth in Tenant’s notice (such option to be exercised by notice to Tenant within one year after the giving of Tenant’s notice) or to sell the Premises to a third party for a price not less than 95% of the price (taking into account such other material economic terms and conditions and Tenant’s obligations to pay the Tenant Closing Costs), or to not sell Landlord’s Interest until such time as Landlord again gives notice to Tenant under this subsection 28.14. If Landlord shall notify Tenant within such one year period that it has sold the Premises at a price which is not less than 95% of the price set forth in Landlord’s offering notice (but no such sale shall be made at a price less than 95% of the same price offered by Tenant without first sending Tenant a new notice as to the changed price and any such changed terms and conditions, in which event Tenant shall have a further period in which to elect to purchase at the new price or on the changed terms and conditions, as aforesaid, said further period to be thirty (30) days), all rights of Tenant under this subsection 28.14 shall be deemed void and of no further force and effect. In addition, if a sale to a third party is not effected by Landlord within the aforesaid one year period, and Tenant does not at such time elect to purchase the Premises at the price and other material economic terms on which Tenant made its original offer, the rights of Tenant under this subsection 28.14 shall also be deemed void and of no further force and effect. Notwithstanding anything in this subsection 28.14 to the contrary, this subsection 28.14 shall not apply to a transfer of Landlord’s Interest: (i) to any entity or person which is related to, affiliated with, or under common or shared control with Landlord or any person or entity which owns or controls any portion of Landlord’s Interest in the Premises, or with any constituent partner or member of either of the foregoing, (ii) to or from an intermediary in connection with Landlord’s effectuation of an exchange involving the Premises pursuant to and including, without limitation, applicable case law or Section 1031 of the Internal Revenue Code, as amended, or (iii) made pursuant to a mortgage or deed of trust covering the Premises which does not involve a transfer, sale or other conveyance of fee title to the Premises. Notwithstanding anything to the contrary contained herein, Tenant’s rights under this Section 28.14 are and shall remain unconditionally subordinate and junior to any deed of trust or security instrument encumbering Landlord’s interest in the Premises by Landlord in favor of Landlord’s Lender (defined in Section 13.7) and any transfer or sale of Landlord’s interest in the Premises to Tenant shall be subject to the terms of the Lender’s Documents

(defined in Section 28.25) pertaining to any such transfer or sale of the Landlord’s interest in the Premises.

28.15       Procedure Upon Purchase

(a)           In the event of the purchase of the Premises or any part thereof by Tenant pursuant to any provision of this Lease, Landlord need not transfer and convey to Tenant or its designee any better title thereof than existed on the date of the commencement of this Lease (as such title may have been altered in accordance with the provisions hereof), and Tenant shall accept such title, subject, however, to all liens, encumbrances, charges, exceptions and restrictions on, against or relating to the Premises and to all applicable laws, regulations and ordinances, but free of the lien of Landlord’s Mortgage (if not assumed) and free of liens, encumbrances, charges, exceptions and restrictions which have been created by or resulted from acts of Landlord after the commencement of this Lease, to the extent the same are not permitted hereunder.

(b)           Upon the date fixed for any such purchase of the Premises pursuant to any provision of this Lease, Tenant shall pay to Landlord at its address set forth above, or at any other place designated by Landlord, the purchase price therefor specified herein, and Landlord shall deliver to Tenant (i) a special warranty deed which describes the Premises or portion thereof then being sold to Tenant and conveys and transfers the title thereto which is described in paragraph 18(a), together with (ii) such other instruments as shall be necessary to transfer to Tenant or its designee any other property then required to be sold by Landlord pursuant to this Lease. Tenant shall pay all charges incident to such conveyance and transfer, including its own counsel fees, one-half of the escrow fees and recording fees, the entire amount of title insurance premiums and all applicable federal, state and local taxes (other than any income or franchise taxes levied upon or assessed against Landlord) which may be incurred or imposed by reason of such conveyance and transfer and by reason of the delivery of said deed and other instruments (the “Tenant Closing Costs”).

28.16       Information Provided

Tenant warrants and represents that all information Tenant has provided to Landlord is accurate and correct and Tenant acknowledges that Landlord has relied upon such information in entering into this Lease

28.17       No Lease Until Accepted

Landlord’s delivery of unexecuted copies or drafts of this Lease is solely for the purpose of review by the party to whom delivered and is in no way to be construed as an offer by Landlord nor in any way implies that Landlord is under any obligation to Lease the Premises. When this Lease has been executed by both Landlord and Tenant, it shall constitute a binding agreement to lease the Premises upon the terms and conditions provided herein and Landlord and Tenant agree to execute all instruments and documents and take all actions as may be reasonably necessary or required in order to consummate the lease of the Premises as contemplated herein.

28.18       Counterparts

This Lease may be executed in any number of counterparts, each of which shall be deemed and original. The counterparts shall together constitute but one agreement. Any signature on a copy of this Lease or any document necessary or convenient thereto sent by facsimile shall be binding upon transmission by facsimile and the facsimile copy may be utilized for the purposes of this Lease.

28.19       Limitation on Landlord’s Liability

The obligations of Landlord under this Lease shall not constitute personal obligations of Landlord or its individual directors, officers, employees or affiliates, and Tenant shall look to the Premises, and not to any other assets of Landlord, for the satisfaction of any liability of Landlord with respect to this Lease, and shall not seek recourse against Landlord or its individual directors, officers, employees or affiliates, or any of their personal assets for such satisfaction.

28.20       Consents

Whenever the consent, approval, judgment or determination of Landlord is required or permitted under any provision of this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the provision for such consent, approval, judgment or determination specifies that Landlord’s consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to specific performance but not to monetary damages for such failure. Landlord’s actual reasonable costs and expenses (including architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent, including consents to an assignment, a subletting or the presence or use of a Hazardous Materials, shall be paid by Tenant upon receipt of an invoice and supporting documentation therefor. Landlord’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Event of Default by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then existing Event of Default, except as may be otherwise specifically stated in writing by Landlord at the time of such consent. The failure to specify herein any particular condition to Landlord’s consent shall not preclude the imposition by Landlord at the time of any future consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days after such request. The review or approval by Landlord of any item to be reviewed or approved by Landlord under the terms of this Lease shall not impose upon Landlord any liability for accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Premises or under this Lease, and no third parties, including Tenant or the representatives and visitors or Tenant or any person or entity claiming by, through or under Tenant, shall have any rights hereunder.

28.21       Reservations of Landlord

Landlord reserves to itself the right, from time to time and without the consent or joinder of Tenant, to grant such easements, rights and dedications as Landlord may deem necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use, operation or economic viability of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easement rights, dedication, map or restrictions.

28.22       Construction of Lease

This Lease shall be construed fairly as to all parties and not in favor of or against any party, regardless of which party prepared this Lease. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections and paragraphs of this Lease are for convenience only and do not define or limit any terms or provisions. Unless otherwise specifically provided, references in this Lease to sections, paragraphs and exhibits shall be to sections, paragraphs and exhibits of or to this Lease. All exhibits hereto are incorporated herein by the references thereto in this Lease. The use in this Lease of the word “include” or any derivative thereof shall be construed as providing examples or illustration only and shall not limited the generality of any provision in which it is used. As used in this Lease, the term “business day” means any day on which commercial banks are open for business in the State of Texas, and the term “day” means a calendar day when not expressly stated to be a business day. If any period or deadline specified in this Lease ends or falls on a day that is not a business day, such period or deadline shall be extended to end or fall on the next succeeding business day. Wherever used in this Lease, the symbol “$” refers to dollars in currency of the United States of America.

28.23       Waiver of Trial by Jury

To the maximum extent to which the parties may lawfully and effectively so agree under applicable law, Landlord and Tenant each (a) covenants and agrees not to elect a trial by jury in any suit, action or proceeding arising out of this Lease or the relationship between the parties as landlord and tenant, and (2) waives any right to a trial by jury in any such suit, action or proceeding with respect to any issue triable of right by a jury, to the extent that any such right exists now or in the future. This waiver of rights to a trial by jury in separately given by each party, knowingly and voluntarily and with the advice or opportunity for advice of the parties’ respective legal counsel.

28.24       Real Estate Broker

Each party hereto warrants and represents to the other that no real estate broker or salesman has been involved in this Lease, and each party agrees to indemnify and hold the other harmless from and against any and all claims of any other real estate broker or salesman for commissions or other compensation in respect of this Lease due to acts of the indemnifying party or its representatives.

28.25       Conflict Between Terms of Lease and Loan Documents of Landlord’s Lender

In the event of a conflict or inconsistency between the terms and provisions of this Lease and the terms and provisions of the loan documents evidencing a loan by Landlord’s Lender (the “Lender’s Documents”), Tenant agrees that such conflicting or inconsistent terms and provisions of the Lender’s Documents shall govern and control; provided, however, that such conflicting or inconsistent terms and provisions of the Lender’s Documents shall be reasonably acceptable to Tenant. Notwithstanding the foregoing, Tenant acknowledges and agrees that the terms and provisions of the Lender’s Documents of Northland/Marquette Capital Group, Inc., which may be the initial Landlord’s Lender, are reasonable and shall govern and control in the event of any conflict or inconsistency with the terms and provisions of this Lease. Landlord agrees to use reasonable efforts to cause the requirements of any future Lender’s Documents not to be in conflict or inconsistent with the requirements contained in this Lease.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

– SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Lease as of the dates set forth in their respective acknowledgments.

LANDLORD:		TENANT:

THE FIRST AMERICAN FINANCIAL CORPORATION, a California corporation		MALIBU CENTERS, INC., a Delaware corporation

By:	/s/ Anthony Alosi	By:	/s/ R. Scott Wheeler
Name:	Anthony Alosi	Name:	R. SCOTT WHEELER
Title:	Attorney-in-Fact	Title:	VICE PRESIDENT

		Date:	July 20, 1999

By:	/s/ Holly J. Feagins
Name:	Holly J. Feagins
Title:	Attorney-in-Fact

Date:	July 20, 1999

LAND AND BUILDING LEASE AGREEMENT

EXHIBIT “A”

LEGAL DESCRIPTION OF REAL PROPERTY

PREMISES LOCATION: Commonly known as Mountasia of Willowbrook, 17190 Tomball Parkway, Houston, Texas 77064

(Metes and Bounds description to be taken from the Commitment for Policy of Title Insurance)

(See Attached)

A-1

Tract 1: Being a 9.1720 acre tract (393,532.4 square feet), more or less, of land being all of that certain 9.1708 acre tract out of the G. W. Childress Survey, Abstract 217, Harris County, Texas; which said 9.1708 acre tract of land was conveyed by First Heights Bank to M.F.G. of Willowbrook, L.P. by deed dated December 1, 1993 of record in Film Code No. 194-60-3017 of the film code records of said Harris County, Texas; and said 9.1720 acre tract of land “Restricted Reserve A in Block 1 of Mountasia Willowbrook, an addition in Harris County, Texas according to the map or plat thereof recorded in Film Code No. 358119 of the Map records of said Harris County, Texas” being more particularly described on Exhibit “A” attached. . Said tract being the same property as described on Exhibit II attached to that certain Amended and Restated Covenants, Conditions and Restrictions Agreement recorded under Clerk’s File No. P765897 of the Real Property Records of Harris County, Texas.

Tract 2: Rights of access, ingress and egress over “Ring Road” and the “Entrance Magazines” appurtenant to Tract l herein as set forth in that certain Amended and Restated Covenants, Conditions and Restrictions Agreement recorded under Clerk’s File No. P765897 of the Real Property Records of Harris County, Texas.

EXHIBIT “A”

Legal Description:	9.1720 Acres of Land (399,532.4 Square Feet) G. W. Childress Survey, Abstract 217 Harris County, Texas

BEING a 9.1720 acre tract (399,532.4 square feet) parcel of land being all of that certain 9.1708 acre tract our of the G.W. Childress Survey, Abstract 217, Harris County, Texas; which said 9,1708 acre tract of land was conveyed by First Heights Bank to M.F.G. of Willowbrook, L.P. by deed dated December 1, 1993 of record in Film Code No. 194-60-3017 of the film code records of said Harris County, Texas and said 9.1720 acre tract of land “Restricted Reserve A in Block 1 of Mountasia Willowbrook, an addition in Harris County, Texas according to the map or plat thereof recorded in film Code No. 358119 of the map records of said Harris County, Texas” and being more particularly described as follows:

Note:      All bearings are based on the East line of said 9.1708 acre tract as being South 21 deg. 15 min. 45 sec. East

BEGINNING at a point at a West corner of said 9.1708 acre tract and being in a Southeast line of an 18.366 acre tract as conveyed by May Centers Associates Corporation to Primary Properties Corporation by deed dated December 28,1990 of record in Film Code No. ###-##-#### of the film code records of said Harris County,  Texas and being in a Southeast line of an access road and being in the Northeast right-of-way line of State Highway 249 (Tomball Parkway) width varies as conveyed by First Heights Bank to the State of Texas by deed dated March 10,1992 of record in Film Code No. 017- 47-1118 of the film code records of said Harris Country, Texas;

THENCE North 40 deg. 28 min. 10 sec. East (deed call North 40 deg. 28 min. 13 sec. East) along and with a Northwest line of said 9.1708 acre tract, same being a Southeast line of said 18.366 acre tract and said access road a distance of 165.05 feet (formerly a record distance of 165.01 feet to a L” iron pipe found at the P.C. of a curve;

THENCE in a Northeasterly direction continuing along and with a Northwest line of said 9.1708 acre tract, same being a Southeast line of said 18.366 acre tract and said access road and curve to the right having a central angle of 70 deg. 05 min. 09 sec. (deed call 70 deg. 03 min. 46 sec.), a radius of 49.01 feet, a long chord that bears North 75 deg. 31 min. 52 sec. East 56.28 feet and an arc distance of 59.95 feet (formerly a record distance of 59.92 feet) to a 1st iron pipe found at the P.T. of said curve, same being the P.C. of another curve;

THENCE in a Northeasterly direction along and with a North line of said 9.1708 acre tract, same being a South line of said 18.366 acre tract and curve to the left having a central angle of 45 deg. 49 min. 59 sec. (deed call 45 deg. 49 min. 56 sec.), a radius of 691.00 feet, a long chord that bears North 87 deg. 38 min. 04 sec. East 538.14 feet and an are distance of 552.76 feet (formerly a record distance of 552.75 feet) to a punch mark made in concrete for point of compound curve;

THENCE in a Northeasterly direction continuing along and with a North line of said 9.1708 acre tract, same being a South line of said 18.366 acre tract and curve to the left having a central angle of 02 deg. 14 min. 06 sec., a radius of 1-101.00 feet, a long chord that bears North 63 deg. 36 min. 03 sec. East 42.95 feet and an arc distance of 42.95 feet to a 5/8” iron rod found at the Northeast corner of said 9.1708 acre tract, same being the Northwest corner of a 5.505 acre tract a replat of (Sports club Willowbrook) of record in Film Code No. 359086 of the map records of said Harris County, Texas;

THENCE South 21 deg. 15 min. 45 sec. East along and with the East line of said 9.1708 acre tract, same being the West line of said 5.505 acre tract (Sports Club Willowbrook) a distance of 592.90 feet (formerly a record distance of 592.93 feet) to a 5/8” iron rod found at the Southeast corner of said 9.1708 acre tract, same being the Southwest corner of said 5.505 acre tract (Sports Club Willowbrook) and being in a curve in the North right-of-way line of Greens Road (100 feet in width);

THENCE in a Southwesterly direction along and with a Southeast line of said 9.1708 acre tract, same being the Northwest right-of-way line of said Greens Road (100 feet in width) and curve to the left having central angle of 03 deg. 42 min. 39 sec. (deed call 03 deg. 42 min. 28 sec. ), a radius of 2050.00 feet, a long chord that bears South 49 deg. 16 min. 45 sec. West 132.75 feet and an arc distance of 132.77 feet (formerly a record distance of 132.66 feet) to a punch mark made in concrete at the P.T. of said curve and being in the Northeast right-of-way line of said State Highway 249 (Tomball Parkway) width varies;

THENCE South 50 deg. 32 min. 08 sec West (deed call South 50 deg. 30 min. 44 sec. West) continuing along and with the Southeast line of said 9.1708 acre tract, same being the Northeast right-of-way line of said State Highway 249 (Tomball Parkway) width varies a distance of 120.10 feet (formerly a record distance of 120.00 feet) to an iron rod with aluminum cap found;

THENCE South 84 deg. 21 min. 12 sec. West (deed call South 84 deg. 14 min, 37 sec. West) continuing along and with the Southeast line of said 9.1708 acre tract, same being the Northeast right-of-way line of said State Highway 249 (Tomball Parkway) width varies a distance of 105.44 feet (formerly a record distance of 105.50 feet) to an iron rod with aluminum cap found at the South corner of said 9.1708 acre tract and being in a curve in Northeast right-of-way line of said State Highway 249 (Tomball Parkway) width varies;

THENCE in a Northwesterly direction along and with the Southwest line of said 9.1708 acre tract, same being the Northeast right-of-way line of said State Highway 249 (Tomball Parkway) width varies and curve to the right having a central angle of 02 deg. 44 min. 25 sec. (deed call 02 deg. 44 min. 28 sec. ), a radius of 16988.73 feet, a long chord that bears North 52 deg. 19 min. 40 sec. West 812.40 feet are distance of 711.76 feet pass an iron rod with aluminum cap found and continue on total arc distance of 812.48 feet (formerly a record distance of 812.76 feet) to an iron rod with aluminum cap found at the Southwest corner of said 9.1708 acre tract;

THENCE North 05 deg. 16 min. 58 sec. West (deed call North 05 deg. 12 min. 28 sec. West) along and with a West line of said 9.1708 acre tract, same being the Northeast right-of-way line of said State Highway 249 (Tomball Parkway) width varies a distance of 42.11 feet (formerly a record distance of 41.92 feet) to an iron rod with aluminum cap found at an angle corner of said 9.1708 acre tract;

THENCE North 49 deg. 32 min. 26 sec. West (deed call North 49 deg. 31 min. 47 sec. West) continuing along and with a West line of said 9.1708 acre tract, same being the Northeast right-of-way line of said State Highway 249 (Tomball Parkway) width varies a distance of 10.00 feet to the PLACE OF BEGINNING, containing 9.1720 acres (399,532.4 square feet) of land, more or less, as calculated by the above courses and distances were determined within the precision requirements of a Class Urban ALTA/ACSM Land Title Survey of 1992.

EXHIBIT “B”

GUARANTY

See Attached

B-1

 LEASE GUARANTY

This LEASE GUARANTY (the “Lease Guaranty”) is executed as of the              day of July, 1999, by MALIBU ENTERTAINMENT WORLDWIDE INC., a Georgia corporation (“Guarantor”), for the benefit of THE FIRST AMERICAN FINANCIAL CORPORATION, a California corporation (“Landlord”), with reference to the following facts:

A.            Pursuant to that certain Commercial Ground Lease of even date herewith (the “Lease”), Landlord has agreed to lease to Malibu Centers, Inc., a Delaware corporation (“Tenant”) the Premises (as described and defined in the Lease) located in the City of Houston, Texas (all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease).

B.            As a condition to entering into the Lease with Tenant, Landlord has required that Guarantor guarantee the obligations of Tenant under the Lease in accordance with the terms of this Lease Guaranty.

NOW, THEREFORE, in consideration of Landlord’s agreement to enter into the Lease and as a material inducement to Landlord to do so, Guarantor covenants and agrees with Landlord as follows:

ARTICLE 1 - REPRESENTATIONS AND WARRANTIES

Guarantor makes the following representations and warranties which shall be continuing representations and warranties until this Lease Guaranty expires in accordance with the provisions contained herein:

1.1           Existence and Rights. Guarantor is a corporation duly incorporated and validly existing under the laws of the State of Georgia without limitation as to the duration of its existence and is in good standing. Guarantor has the requisite corporate powers and adequate authority, rights and franchises to own its property and to carry on its business as now owned and carried on and is duly qualified and in good standing in each jurisdiction in which the property owned by it or the business conducted by it makes such qualification necessary, and Guarantor has the requisite corporate power and adequate authority to make and carry out this Lease Guaranty.

1.2           Lease Guaranty Authorized and Binding. The execution, delivery and performance of this Lease Guaranty are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of, or in conflict with, any law or regulation or any term or provision of the Articles of Incorporation or Bylaws of Guarantor; and this Lease Guaranty is a valid and legally binding obligation of Guarantor enforceable in accordance with its terms.

1.3           No Conflict. The execution and delivery of this Lease Guaranty are not, and the performance of this Lease Guaranty will not be, in contravention of, or in conflict with, any agreement, indenture or undertaking to which Guarantor is a party or by which it or any of its property is or may be bound or affected and do not, and will not cause any security interest, lien or other encumbrance to be created or imposed upon any such property.

1.4           Financial Condition. Guarantor’s financial statements, which have heretofore been submitted in writing by Guarantor to Landlord in connection herewith, are true and correct and fairly present the financial condition of Guarantor for the period covered thereby. Since the date of said financial statements, there has been no materially adverse change in Guarantor’s financial condition. Guarantor has no knowledge of any liabilities, contingent or otherwise, as of the date of said financial statements which are not reflected in said financial statements; and, other than in the ordinary course of its business, Guarantor has not entered into any commitments or contracts which are not reflected in said financial statements or which may have a materially adverse effect upon its financial condition, operations or business as now conducted.

1.5           Solvency. The execution and delivery of this Lease Guaranty will not (i) render Guarantor insolvent under generally accepted accounting principles or render it Insolvent (as defined below), (ii) leave Guarantor with remaining assets which constitute unreasonably small capital given the nature of Guarantor’s business, and (iii) result in the incurrence of Debts (as defined below) beyond Guarantor’s ability to pay them when and as they mature. For the purposes of this Section 1.5, “Insolvent” means that the present fair salable value of assets is less than the amount that will be required to pay the probable liability on existing Debts as they become absolute and matured. For the purposes of this Section 1.5, “Debts” includes any legal liability for indebtedness, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent.

1.6           Financial or other Benefit or Advantage. Guarantor hereby acknowledges and warrants that it has derived or expects to derive a financial or other benefit or advantage from the Lease.

1.7           Guarantor’s Assumption of Guaranty Risks. Guarantor is fully aware of the financial condition of Tenant. Guarantor delivers this Lease Guaranty based solely upon Guarantor’s own independent investigation and in no part upon any representation or statement of Landlord with respect thereto. Guarantor is in a position to and hereby assumes full responsibility for obtaining any additional information concerning Tenant’s financial condition as Guarantor may deem material to Guarantor’s obligations hereunder and Guarantor is not relying upon, nor expecting Landlord to furnish Guarantor, any information in Landlord’s possession concerning Tenant’s financial condition. By acceptance hereof, Landlord and Guarantor agree that Guarantor hereby knowingly accepts jointly and severally the full range of risk encompassed within a guaranty contract, such as this Lease Guaranty, that includes a “Continuing Guaranty,” which risk includes, without limitation, the possibility that Tenant will incur additional indebtedness for which Guarantor may be liable hereunder after Tenant’s financial condition or ability to pay its lawful debts when they fall due has deteriorated.

ARTICLE 2 - AGREEMENTS

2.1           Lease Guaranty. Guarantor hereby unconditionally and irrevocably guarantees (i) the due and punctual payment of Monthly Base Rent and all other amounts due under or required

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to be made under the Lease, including, without limitation, reimbursement of Landlord’s expenses in connection with a default under the Lease (and all renewals, extensions, modifications and rearrangements thereof), and (ii) the full and faithful performance of all of the terms, covenants, conditions and agreements contained in the Lease (and all renewals, extensions, and modifications thereof) (collectively, the “Guaranteed Obligations”).

The Guaranteed Obligations shall not be modified, reduced, or exonerated in any manner other than pursuant to an express written agreement executed by Landlord. Therefore, as an example and not in any way of limitation, a subsequent modification of the Lease or of Tenant’s obligations thereunder pursuant to court order or operation of law or through any reorganization case concerning Tenant (whether by reason of the rejection or assignment of the Lease, any limitation of the amount of Landlord’s allowed claim in such case, or otherwise) shall not affect the obligation of Guarantor to pay and perform the Guaranteed Obligations in full compliance with the terms of the Lease, irrespective of any modification, reduction, or exoneration of Tenant’s obligations under the Lease. THIS IS A GUARANTY OF PAYMENT AND PERFORMANCE AND NOT OF COLLECTION ONLY.

2.2           Obligations Absolute. The obligations of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by the following, any of which may be taken without the consent of, or notice to, Guarantor, nor shall any of the following give Guarantor any recourse or right of action against Landlord:

(a)           Any express or implied amendment, modification, renewal, addition, supplement, extension (including, without limitation, extensions beyond the Term) or acceleration of or to any of the Lease;

(b)           Any exercise or non-exercise by Landlord of any right or privilege under this Lease Guaranty or the Lease;

(c)           Any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Guarantor or Tenant, or any guarantor (which term shall, for the purposes of this Lease Guaranty, include any other party at any time directly or contingently liable for any of the Tenant’s obligations under the Lease) or any affiliate of Tenant, or any action taken with respect to this Lease Guaranty by any trustee or receiver, or by any court, in any such proceeding, whether or not Guarantor shall have had notice or knowledge of any of the foregoing;

(d)           Any release or discharge of the Tenant from its liability under the Lease or any release or discharge of any guarantor or of any other party at any time directly or contingently liable for the Guaranteed Obligations;

(e)           Any assignment or other transfer of the Lease or this Lease Guaranty in whole or in part; and/or

(f)            Any acceptance of partial performance of the Guaranteed Obligations.

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2.3           Waivers. Guarantor unconditionally waives any defense to the enforcement of this Lease Guaranty, including, without limitation:

(a)           All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Lease Guaranty;

(b)           Any right to require Landlord to proceed against Tenant or any guarantor at any time or to proceed against or exhaust any security (including the Deposit, if any) held by Landlord at any time or to pursue any other remedy whatsoever at any time;

(c)           The defense of any statute of limitations affecting the liability of Guarantor hereunder, the liability of Tenant or any guarantor under the Lease, or the enforcement hereof, to the extent permitted by law;

(d)           Any defense arising by reason of any invalidity or unenforceability of all or any portion of the Lease or any disability of Tenant or any guarantor or of any manner in which Landlord has exercised its rights and remedies under the Lease, or by any cessation from any cause whatsoever of the liability of Tenant or any guarantor;

(e)           Any defense based upon an election of remedies by Landlord;

(f)            Any duty of Landlord to advise Guarantor of any information known to Landlord regarding the financial condition of Tenant and all other circumstances affecting Tenant’s ability to perform its obligations to Landlord, it being agreed that Guarantor assumes the responsibility for being and keeping informed regarding such condition or any such circumstances;

(g)           Any rights of subrogation, reimbursement, exoneration, contribution and indemnity, and any rights or claims of any kind or nature against Tenant which arise out of or are caused by this Lease Guaranty, and any rights to enforce any remedy which Landlord now has or may hereafter have against Tenant and any benefit of, and any right to participate in, any security (including the Deposit, if any) now or hereafter held by Landlord, until all of the Guaranteed Obligations have been fully paid and performed; and

(h)           Without limiting the generality of the foregoing or any other provision hereof, any rights and benefits which might otherwise be available to Guarantor as a surety or guarantor under statute or common law.

(i)            Guarantor consents and agrees that Landlord shall be under no obligation to marshal any assets in favor of Guarantor or any of them, or against or in payment of any or all of the Guaranteed Obligations.

2.4           Subrogation. Guarantor understands that the exercise by Landlord of certain rights and remedies may affect or eliminate Guarantor’s right of subrogation against Tenant or any guarantor and that Guarantor may therefore incur partially or totally nonreimbursable liability hereunder. Nevertheless, Guarantor hereby authorizes and empowers Landlord, its successors, endorsees and/or assigns, to exercise in its or their sole discretion, any rights and

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remedies, or any combination thereof, which may then be available, it being the purpose and intent of Guarantor that the obligations hereunder shall be absolute, continuing, independent and unconditional under any and all circumstances.

2.5           Independent and Separate Obligations. The obligations of Guarantor hereunder are independent of the obligations of Tenant under the Lease and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether or not Guarantor is the alter ego of Tenant and whether or not Tenant is joined therein or a separate action or actions are brought against Tenant. Landlord’s rights hereunder shall not be exhausted until all of the Guaranteed Obligations have been fully paid and performed.

2.6           Bankruptcy No Discharge; Repayments. So long as any of the Guaranteed Obligations hereunder shall be owing to Landlord, Guarantor shall not, without the prior written consent of Landlord, commence or join with any other party in commencing any bankruptcy, reorganization or insolvency proceedings of or against Tenant. Guarantor understands and acknowledges that by virtue of this Lease Guaranty, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to Tenant. If claim is ever made upon Landlord for repayment of any amount or amounts received by Landlord in payment of the obligations under the Lease and Landlord repays all or any part of said amount, then, notwithstanding any revocation or termination of this Lease Guaranty or the cancellation of the Lease, Guarantor shall be and remain liable to Landlord for the amount so repaid to the same extent as if such amount had never originally been received by Landlord.

2.7           Payments and Performance. Guarantor agrees that whenever Guarantor shall make any payment to Landlord or otherwise perform any of the Guaranteed Obligations hereunder on account of the liability hereunder, Guarantor will deliver such payment or tender such performance to Landlord at the address provided in Section 3.9 below or at such other address as may be required by Landlord and notify Landlord in writing that such payment is made or performance tendered under this Lease Guaranty for such purpose. It is understood that Landlord, without impairing this Lease Guaranty, may apply payments from Tenant to the Guaranteed Obligations or to such other obligations owed by Tenant to Landlord in such amounts and in such order as Landlord in its complete discretion determines. No payment made hereunder by Guarantor to Landlord shall constitute Guarantor as a creditor of Landlord.

2.8           Continuing Obligations. In the event of the death or dissolution of Guarantor, this Lease Guaranty shall continue in effect against Guarantor’s estate or in any dissolution, receivership or “winding up.”

2.9           Acknowledgement of Separate Actions. Guarantor acknowledges and agrees that any final determination by a court of competent jurisdiction of the amount of the Guaranteed Obligations or any obligations and liabilities owing by Tenant or Guarantor to Landlord shall be conclusive and binding upon Guarantor irrespective of whether Guarantor was a party to the suit or action in which such determination was made.

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ARTICLE 3 - MISCELLANEOUS

3.1           Exercise of Remedies; Successors; Etc. No delay or failure by Landlord to exercise any remedy against Tenant or Guarantor will be construed as a waiver of that right or remedy. All remedies of Landlord are cumulative. If Guarantor consists of more than one person or entity, the obligations hereunder shall be joint and several. Any married person executing this Lease Guaranty agrees that recourse may be had against community assets and against such person’s separate property for the satisfaction of the obligations hereby guaranteed. When the context in which the words are used in this Lease Guaranty indicates that such is the intent, words in the singular number shall include the plural and vice-versa. If any one or more of the provisions of this Lease Guaranty should be determined to be illegal or unenforceable, all other provisions shall remain effective. The Guarantor shall not have the right to assign any of its rights or obligations under this Lease Guaranty.

3.2           Governing Law; Consent to Jurisdiction. THIS LEASE GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. AS PART OF THE CONSIDERATION FOR LANDLORD’S ENTERING INTO THE LEASE WITH TENANT, GUARANTOR HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY OR INDIRECTLY HEREUNDER MAY, AT THE OPTION OF LANDLORD, BE LITIGATED IN COURTS WITHIN HARRIS COUNTY, TEXAS, AND GUARANTOR HEREBY EXPRESSLY CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN HARRIS COUNTY, TEXAS AND SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE UPON GUARANTOR WHEREVER GUARANTOR MAY BE THEN LOCATED, OR BY CERTIFIED OR REGISTERED MAIL DIRECTED TO GUARANTOR AT GUARANTOR’S LAST KNOWN ADDRESS, OR OTHERWISE IN ACCORDANCE WITH APPLICABLE LAW.

3.3           Assignability by Landlord. Landlord may, at any time and from time to time, assign, conditionally or otherwise, all of the rights of Landlord, under the Lease and under this Lease Guaranty, whereupon such assignee shall succeed to all rights of Landlord hereunder. Landlord, or each successor landlord, may give written notice to Guarantor of any such assignment, but any failure to give, or delay in giving, such notice shall not affect the validity or enforceability of any such assignment.

3.4           Demands. Each demand by Landlord for performance or payment hereunder shall be in writing and shall be made in the manner set forth in Section 3.9 below. A dated statement signed by an officer of Landlord setting forth the amount of Monthly Base Rent or other amounts at the time owing to Landlord by Tenant under the Lease shall be conclusive evidence thereof as between Guarantor and Landlord in any legal proceedings against Guarantor in connection with this Lease Guaranty.

3.5           Term. The obligations of Guarantor under this Lease Guaranty shall continue in full force and effect so long as any obligations under the Lease remain due to Landlord, and said obligations are subject to revival and renewal pursuant to section 2.6 hereof.

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3.6           Expenses; Attorneys’ Fees and Costs. Guarantor agrees to pay all expenses incurred by Landlord in connection with enforcement or post-default analysis or representation of Landlord’s rights in connection with the Guaranteed Obligations and otherwise under the Lease or under this Lease Guaranty, including, but not limited to, fees and costs of attorneys, accountants, appraisers, environmental consultants and other professionals, as well as court costs, as any of the foregoing may be incurred through all appeals to final judgment in connection with collection thereof.

3.7           MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMMERCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT TRIER OF FACT AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAW TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. EACH OF THE PARTIES HERETO SPECIFICALLY WAIVES SUCH PARTY’S RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY “CLAIMS”) ASSERTED BY LANDLORD AGAINST TENANT OR GUARANTOR, OR BY TENANT OR GUARANTOR AGAINST LANDLORD, LANDLORD’S WAIVER HEREUNDER BEING EVIDENCED BY ITS ACCEPTANCE OF THIS LEASE GUARANTY. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING, WITHOUT LIMITATION, CLAIMS WHICH INVOLVE PERSONS OR ENTITIES OTHER THAN LANDLORD, TENANT, AND GUARANTOR; CLAIMS WHICH ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN LANDLORD AND TENANT OR GUARANTOR; AND ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT ARISING OUT OF THE GUARANTEED OBLIGATIONS OR THIS AGREEMENT, SPECIFIC PERFORMANCE, OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND.

WITH REFERENCE TO THE FOREGOING WAIVER, GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION THEREFOR AND THAT SUCH WAIVER BY GUARANTOR IS A MATERIAL INDUCEMENT FOR LANDLORD ENTERING INTO THE TRANSACTIONS COVERED BY THE LEASE AND THIS LEASE GUARANTY.

3.8           Severability. Wherever possible each provision of this Lease Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Lease Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease Guaranty.

3.9           Notices. All notices and demands hereunder shall be deemed to have been duly given if personally delivered or mailed by United States registered or certified mail, with return receipt requested, postage prepaid to the parties at the following addresses (or at such other addresses as shall be given by written notice by any party to the others) or if deposited with a

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nationally recognized overnight courier requiring a signed receipt for delivery thereof, with all charges prepaid, and shall be deemed complete upon any such mailing or deposit:

To Guarantor:	Malibu Entertainment Worldwide, Inc., Attn: Scott Wheeler, CFO 1717 North Harwood, Suite 1650 Dallas, Texas 75201 Phone: 214-210-8760 Fax: 214-210-8702
with a copy to:	Munsch Hardt Kopf & Harr, P.C. Attn: Michael A. Krywucki, Esq. 1445 Ross Avenue, Suite 4000 Dallas, Texas 75202 Phone Number: (214) 855-7522 Fax Number: (214) 855-7584
To Landlord:	The First American Financial Corporation 421 North Main Street Santa Ana, California 92701
with a copy to:	Krausz Companies, Inc. Attn: F. Ron Krausz 2212 Madrona Ave. St. Helena, California 94574 Phone: (707) 963-7516 Fax: (707) 963-7596
with a copy to:	Krausz Companies, Inc. Attn: Mr. Amos Z. Krausz 651 Gateway Boulevard, Suite 1010 South San Francisco, California 94080 Fax: (650) 871-4063
with a copy to:	Orrick, Herrington & Sutcliffe LLP Attn: Richard C. Mendelson, Esq. 777 S. Figueroa Street, Suite 3200 Los Angeles, California 90017 Phone: (213) 612-2480 Fax: (213) 612-2499

3.10         Complete Agreement. This Lease Guaranty supersedes any prior negotiations, discussions or communications between Guarantor and Landlord and constitutes the entire agreement between Landlord and Guarantor with respect to the Guaranteed Obligations.

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IN WITNESS WHEREOF, the undersigned has executed this Lease Guaranty as of the date first above written.

GUARANTOR:

MALIBU ENTERTAINMENT WORLDWIDE, INC., a Georgia corporation

By:
Name:
Title:

9

EXHIBIT “C”

WHEN RECORDED MAIL TO:

Michael A. Krywucki, Esq.
Munsch Hardt Kopf & Harr, P.C.
1445 Ross Avenue, Suite 4000
Dallas, Texas 75202

MEMORANDUM OF LEASE

This Memorandum of Lease is made by and between                                                     , a corporation (“Landlord”), with a mailing address of                                                     , and MALIBU CENTERS, INC., a Delaware corporation (“Tenant”), with a mailing address of                                                     , pursuant to that certain Commercial Ground Lease dated               , 1999 (the “Lease”) pursuant to which Landlord has demised to Tenant, and Tenant has accepted such demise from Landlord, the Premises (later defined) upon the following terms:

Date of Lease:                               , 1999

Description of Premises: See Exhibit “A” attached hereto

Commencement Date: The Term of this Lease shall begin on                                         , 1999

Expiration Date:

Term: Two Hundred Eighty-Eight (288) full calendar months

Renewal Option(s); Two (2) sixty (60) month options

Right of First Offer: Tenant has a right of first offer in accordance with the terms and conditions of the Lease should Landlord offer the Premises for sale.

The purpose of this Memorandum of Lease is to give record notice of the Lease and of the rights created thereby, all of which are hereby confirmed.

IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of the dates set forth in their respective acknowledgments.

TENANT:

MALIBU CENTERS, INC., a Delaware corporation

MALIBU CENTERS, INC., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

LANDLORD:

a(n)

a(n)

By:
Name:
Title:

By:
Name:
Title:

[NOTARIES AND EXHIBIT A TO BE ATTACHED]

EXHIBIT “D”

SUBORDINATION, NONDISTURBANCE AND
ATTORNMENT AGREEMENT

See Attached

D-1

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Attn:

Loan No.:

SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

NOTICE: THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

This Subordination, Nondisturbance and Attornment Agreement (“Agreement”) is entered into as of the            day of                             , 199     by and among Malibu Centers, Inc., a Delaware corporation (“Tenant”),                                                                                  (“Borrower”) and                                                            (“Bank”).

Factual Background

A.            Borrower owns certain real property in the County of                   , State of California, more particularly described in the attached Exhibit A. The term “Property” herein means that real property together with all improvements (the “Improvements”) located on it.

B.            Bank has made or agreed to make a loan to Borrower in the principal amount of $               (the “Loan”) as provided in a loan agreement (the “Loan Agreement”). The Loan is or will be evidenced by a promissory note (the “Note”) which is or will be secured by a deed of trust encumbering the Property (the “Deed of Trust”) with an assignment of rents. The Loan Agreement, the Note, the Deed of Trust, this Agreement and all other documents and instruments identified in the Loan Agreement as “Loan Documents” shall be collectively referred to herein as the “Loan Documents.”

C.            Tenant and Borrower (as landlord) entered into a lease dated                 , 199   (the “Lease”) under which Borrower leased to Tenant a portion of the Improvements located within the Property and more particularly described in the Lease (the “Premises”).

D.            It is a requirement of the Loan to Borrower that Tenant agree, among other things, to subordinate Tenant’s rights under the Lease to the lien of the Loan Documents and to attorn to Bank on the terms and conditions of this Agreement. Tenant is willing to agree to such

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subordination and attornment and other conditions, provided that Bank agrees to a nondisturbance provisions, all as set forth more fully below.

Agreement

Therefore, the parties agree as follows:

1.             Subordination. The Loan Documents and all supplements, amendments, modifications, renewals, replacements and extensions of and to them shall unconditionally be and remain at all times a lien on the Property prior and superior to the Lease, to the leasehold estate created by it, and to all rights and privileges of Tenant under it. The Lease and leasehold estate, together with all rights and privileges of Tenant under that Lease, are hereby unconditionally made subordinate to the lien of the Loan Documents in favor of Bank. Tenant consents to Borrower and Bank entering into the Deed of Trust and the other Loan Documents. Tenant further declares, agrees and acknowledges that in making disbursements under the Loan Documents Bank has no obligation or duty to, nor has Bank represented that it will, see to the application of such proceeds by the person or persons to whom they are disbursed by Bank, and any application or use of such proceeds for purposes other than those provided for in the Loan Documents shall not defeat the subordination made in this Agreement, in whole or in part.

2.             Definitions of “Transfer of the Property” and “Purchaser.” As used herein, the term “Transfer of the Property” means any transfer of Borrower’s interest in the Property by foreclosure, trustee’s sale or other action or proceeding for the enforcement of the Deed of Trust or by deed in lieu thereof. The term “Purchaser,” as used herein, means any transferee, including Bank, of the interest of Borrower as a result of any such Transfer of the Property and also includes any and all successors and assigns, including Bank, of such transferee.

3.             Nondisturbance. The enforcement of the Deed of Trust shall not terminate the Lease or disturb Tenant in the possession and use of the Premises unless at the time of foreclosure Tenant is in default past all applicable notice and cure periods under the Lease or this Agreement, and Bank so notifies Tenant in writing at or prior to the time of the foreclosure sale that the Lease will be terminated by foreclosure because of such default. The nondisturbance herein granted is subject to section 5 below. This nondisturbance applies to any option to extend or renew the Lease term which is set forth in the Lease as of the date of this Agreement.

4.             Attornment. Subject to Section 3 above, if any Transfer of the Property should occur, Tenant shall and hereby does attorn to Purchaser, including Bank if it should be the Purchaser, as the landlord under the Lease, and Tenant shall be bound to Purchaser under all of the terms, covenants and conditions of the Lease for the balance of the Lease term and any extensions or renewals of it which may then or later be in effect under any validly exercised extension or renewal option contained in the Lease, all with the same force and effect as if Purchaser had been the original landlord under the Lease. This attornment shall be effective and self-operative without the execution of any further instruments upon Purchaser’s succeeding to the interest of the landlord under the Lease.

5.             Subordination of Options and Rights of First Refusal. The Loan Documents and all supplements, amendments, modifications, renewals, replacements and extensions of and to them shall unconditionally be and remain at all times a lien on the Property prior and superior to

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any existing or future rights of Tenant, whether arising out of the Lease or otherwise, to exercise any option or right of first refusal to:

(a)           purchase the Premises or the Property or any interest or portion in or of either of them; or

(b)           expand into other space in the Improvements.

except that following foreclosure sale or a sale by Bank after Bank acquires possession of the Property, subsequent purchasers shall be bound by the right of first offer set forth in Section            of the Lease. Tenant specifically agrees and acknowledges that upon any Transfer of the Property, any other such purchase or expansion option of right of first refusal, whether now existing or in the future arising, shall terminate and be inapplicable to the Property notwithstanding the nondisturbance granted to Tenant in Section 3 above. If any option or right of first refusal to purchase is exercised prior to a Transfer of the Property, any title so acquired to all or any part of the Property shall be subject to the lien of the Loan Documents, which lien shall in no way be impaired by the exercise of such option or right of first refusal. Bank specifically reserves all of its rights to enforce any accelerating transfer, due on sale, due on encumbrance or similar provision in the Deed of Trust or any other Loan Document.

6.             Notices of Default: Material Notices; Bank’s Rights to Cure Default. Tenant shall send a copy of any notice of default or similar statement with respect to the Lease to Bank at the same time such notice or statement is sent to Borrower. In the event of any act or omission by Borrower which would give Tenant the right to terminate the Lease or to claim a partial or total eviction, Tenant shall not exercise any such right or make any such claim until it has given Bank written notice of such act or omission and has given Bank either thirty (30) days to cure the default if the default is monetary or a reasonable time for Bank to cure the default if the default is nonmonetary. Nothing in this Agreement, however, shall be construed as a promise or undertaking by Bank to cure any default of Borrower.

7.             Limitation on Bank’s Performance. Nothing in this Agreement shall be deemed or construed to be an agreement by Bank to perform any covenant of Borrower as landlord under the Lease, until such time as Bank takes possession of the Property. Tenant agrees that if Bank becomes Purchaser then, upon subsequent transfer of the Property by Bank to a new owner, Bank shall have no further liability under the Lease after said transfer.

8.             Limitation on Liability. No Purchaser who acquires title to the Property shall have any obligation or liability beyond its interest in the Property.

9.             Tenant’s Covenants. Tenant agrees that during the term of the Lease, without Bank’s prior written consent, Tenant shall not:

(a)           pay any rent or additional rent more than one month in advance to any landlord including Borrower; or

(b)           cancel, terminate or surrender the Lease, except at the normal expiration of the Lease term or as provided in Section 6 above; or

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(c)           enter into any amendment, modification or other agreement relating to the Lease; or

(d)           assign or sublet any portion of the Lease or the Premises, except as expressly permitted in the Lease.

10.           Bank Not Obligated. Bank, if it becomes the Purchaser or if it takes possession under the Deed of Trust, and any other Purchaser shall not (a) be liable for any damages or other relief attributable to any act or omission of any prior Landlord under the Lease including Borrower; or (b) be subject to any offset or defense not specifically provided for in the Lease which Tenant may have against any prior landlord under the Lease; or (c) be bound by any prepayment by Tenant of more than one month’s installment of rent; or (d) be obligated for any security deposit not actually delivered to Purchaser; or (e) be bound by any modification or amendment of or to the Lease unless the amendment or modification shall have been approved in writing by the Bank.

11.           Tenant’s Estoppel Certificate.

(a)           True and Complete Lease. Tenant represents and warrants to Bank that Exhibit B accurately identifies the Lease and all amendments, supplements, side letters and other agreements and memoranda pertaining to the Lease, the leasehold and/or the Premises.

(b)           Tenant’s Option Rights. Tenant has no right or option of any nature whatsoever, whether arising out of the Lease or otherwise, to purchase the Premises or the Property, or any interest or portion in or of either of them, to expand into other space in the Improvements or to extend or renew the term of the Lease, except as described in the attached Exhibit C.

(c)           No Default. As of the date of this Agreement, Tenant represents and warrants that to the best of Tenant’s knowledge there exist no events of default or events that with notice or the passage of time or both would be events of default under the Lease on either the Tenant’s part or the Borrower’s, nor is there any right of offset against any of Tenant’s obligations under the Lease, except as described in the attached Exhibit D. Tenant represents and warrants that the Lease is in full force and effect as of the date of this Agreement.

(d)           Hazardous Substances. Tenant represents and warrants that it has not used, generated, released, discharged, stored or disposed of any Hazardous Substances on, under, in or about the Property other than Hazardous Substances used in the ordinary and commercially reasonable course of Tenant’s business in compliance with all applicable laws. Except for such legal and commercially reasonable use by Tenant, Tenant has no actual knowledge that any Hazardous Substance is present or has been used, generated, released, discharged, stored or disposed of by any party on, under, in or about the Property. As used herein “Hazardous Substance” means any substance, material or waste (including petroleum and petroleum products), which is designated, classified or regulated regulated as being “toxic” or “hazardous” or a “pollutant” or which is similarly designated, classified or regulated under any federal, state or local law, regulation or ordinance.

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12.           Integrated; Etc. This Agreement integrates all of the terms and conditions of the parties’ agreement regarding the subordination of the Lease to the Loan Documents, attornment, nondisturbance and the other matters contained herein. This Agreement supersedes and cancels all oral negotiations and prior and other writings with respect to (a) such subordination (only to such extent, however, as would affect the priority between the Lease and the Loan Documents), including any provisions of the Lease which provide for the subordination of the Lease to a deed of trust or to a mortgage and (b) such attornment, non-disturbance and other matters contained herein. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including the Lease, the terms, conditions and provisions of this Agreement shall prevail. This Agreement may not be modified or amended except by a written agreement signed by the parties or their respective successors in interest. This Agreement may be executed in counterparts, each of which is an original but all of which shall constitute one and the same instrument.

13.           Notices. All notices given under this Agreement shall be in writing and shall be given personal delivery, overnight receipted courier or by registered or certified United States mail, postage prepaid, sent to-the party at its address appearing below. Notices shall be effective upon receipt (or on the date when proper delivery is refused.) Addresses for notices may be changed by any party by notice to all other parties in accordance with this Section. Service of any notice on any one Borrower shall be effective service on the Borrower for all purposes.

To Bank:

To Borrower:

To Tenant:

14.           Attorney’s Fees. If any lawsuit, judicial reference or arbitration is commenced which arises out of or relates to this Agreement, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys’ fees, including the costs for any legal services by in-house counsel, in addition to costs and expenses otherwise allowed by law.

15.           Miscellaneous Provisions. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. This Agreement is governed by the laws of the State of California without regard to the choice of law rules of that State. This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement by the Bank. As used herein, the word “include(s)” means “include(s) without limitation,” and the word “including” means “including but not limited to.” Bank, at its sole discretion, may but shall not be obligated to record this Agreement.

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16.           Arbitration: Judicial Reference. Bank and Borrower have agreed in the Loan Agreement that any dispute shall be resolved by arbitration or judicial reference. Therefore any controversy or claim between or among the parties hereto (including Tenant) which arises out of or relates to this Agreement, including any claim based on or arising from an alleged tort, shall also be determined by arbitration or judicial reference as set forth below.

(a)           Judicial Reference. In any judicial action between or among the parties, including any action or cause of action arising out of or relating to this Agreement or based on or arising from an alleged tort, all decisions of fact and law shall at the request of any party be referred to a referee in accordance with California Code of Civil Procedure Sections 638 et seq. The parties shall designate to the court a referee or referees selected under the auspices of the American Arbitration Association (“AAA”) in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

(b)           Mandatory Arbitration. After the Bank’s Deed of Trust has been released, fully reconveyed or extinguished, any controversy or claim between or among the parties, including those arising out of or relating to this Agreement or any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the AAA. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(c)           Real Property Collateral. Notwithstanding the provisions of Subsection (b), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, any obligation of Borrower to Bank is secured by real property collateral. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined by judicial reference as provided in Subsection (a).

(d)           Provisional Remedies. Self-Help and Foreclosure. No provision of this Section shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of a party to resort to arbitration or reference. At Bank’s option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

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(e)           The parties agree that this arbitration and judicial reference provision shall not prohibit or limit summary proceedings to obtain possession of real property pursuant to Chapter 4 of the California Code of Civil Procedure (Section 1159 et seq.) as amended from time to time, or any similar law, statute or ordinance now or hereafter in effect.

NOTICE: THIS AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN IMPROVEMENT OF THE PROPERTY.

TENANT:	MALIBU CENTERS, INC., a Delaware corporation

By:
Name:
Title:
Date:

BORROWER:		,
a

By:
Name:
Title:

BANK:		,
a

By:
Name:
Title:

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EXHIBIT A

PROPERTY DESCRIPTION

A-1

EXHIBIT B

IDENTIFY LEASE AND LIST ALL AMENDMENTS,
SUPPLEMENTS, SIDE LETTERS AND OTHER AGREEMENTS
AND MEMORANDA PERTAINING TO LEASE, PREMISES OR PROPERTY

B-1

EXHIBIT C

LIST OF PURCHASE, EXPANSION, FIRST REFUSAL,
EXTENSION AND RENEWAL OPTIONS

C-1

EXHIBIT D

LIST ANY EXISTING DEFAULTS OR OFFSETS UNDER LEASE

D-1

ASSIGNMENT AND ASSUMPTION OF COMMERCIAL GROUND LEASE

THIS ASSIGNMENT AND ASSUMPTION OF COMMERCIAL GROUND LEASE (this “Assignment”) is made and entered into as of the 5 day of July, 2002, by and between THE KRAUSZ FAMILY TRUST (“Landlord”), MALIBU CENTERS, INC., a Delaware corporation (“Assignor”), and FESTIVAL FUN PARKS, LLC, a Delaware limited liability company dba PALACE ENTERTAINMENT (“Assignee”), with reference to the following facts:

A.            WHEREAS, Landlord’s predecessor-in-interest, The First American Financial Corporation, a California corporation, as landlord, and Assignor, as tenant, entered into that certain commercial ground lease dated July 20, 1999 (the “Ground Lease”), demising the real property commonly known as Mountasia of Willowbrook, 17190 Tomball Parkway, Houston, Texas 77064, more particularly described in Exhibit A attached hereto (“Real Property”);

B.            WHEREAS, Assignor desires to assign to Assignee, as of the Effective Date (defined below), all of its right, title, interest in, to and under the Ground Lease, and Assignee desires to receive from Assignor such assignment and to assume each and all of the obligations of the “Tenant” under the Ground Lease to be performed from and after the Effective Date, all pursuant to the terms and conditions of this Assignment.

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions. All capitalized terms used in this Assignment which are not defined herein shall have the same meanings ascribed to such terms in the Ground Lease.

2.             Representation and Warranty of Assignor. Assignor hereby represents and warrants to Assignee that, immediately prior to the Effective Date and the assignment of the Ground Lease as contemplated by this Assignment, Assignor was the duly acting “Tenant” under the Ground Lease and enjoyed the rights and benefits and performed the duties and obligations of “Tenant” under the Ground Lease.

3.             Assignment. Assignor hereby assigns and transfers to Assignee all of its right, title and interest in and to the Ground Lease, and Assignor conveys, assigns and transfers to Assignee any and all buildings, improvements and appurtenances located on the Real Property (“Improvements”), all effective as of July 5, 2002 (the “Effective Date”), provided, however, that said Assignment does not release Assignee or change

Assignee’s primary liability to pay the rent and to perform all other obligations of Tenant under the Lease.

4.             Assumption. Assignee hereby assumes, effective as of the Effective Date, all of Assignor’s right, title and interest under the Ground Lease and all obligations of Assignor as the “Tenant” under the Ground Lease to be performed under the Ground Lease from and after the Effective Date, and agrees to be bound by and perform all of the covenants, duties and obligations to be performed by the “Tenant” under the Ground Lease from and after the Effective Date. Notwithstanding the foregoing, Assignee shall have no obligation, liability or responsibility whatsoever for any liability, cost, expense or obligation of Assignor under the Ground Lease which is attributable to any period prior to the Effective Date.

5.             Assignment of Ground Lease. Landlord hereby acknowledges that its consent is not required pursuant to Section 16.4 of the Ground Lease to the assignment of the Ground Lease by Assignor to Assignee. Landlord further acknowledges that Antares Capital Corporation is Tenant’s Mortgagee upon the effective date of the Assignment. This Assignment does not release any Guarantor or change any Guarantor’s liability to pay rent or perform any other obligation of Tenant under the Lease and in connection herewith Guarantor shall deliver its consent to the Assignment and Guarantors’ reaffirmation of its Guaranty in accordance with the provisions of Section 16 of the Lease and the same shall be a condition to the effectiveness hereto. A further condition to the effectiveness hereto shall be Assignee’s delivery to Landlord on the Effective Date evidence of insurance required under the lease, including, though not limited to a standard form mortgagee clause in favor of Texas State Bank - Riverway, Five Riverway, Houston, Texas 77056, and Assignee’s delivery to Landlord within fifteen (15) days after the Effective Date payment in the amount of $7,500 for costs and fees pursuant to Section 16.5 of the Ground Lease.

6.             Indemnification by Assignor. Assignor for itself, its (past and present) officers, directors, shareholders, attorneys, legal representatives, and constituent parent, subsidiary and affiliate corporations and each of their past and present partners, officers, agents and employees, and each of their successors and assigns (collectively, the “Assignor Parties”) hereby agrees to indemnify, defend and hold harmless Assignee and the Assignee Parties (as defined below) from and against any and all claims, demands, obligations, duties, liabilities, damages, expenses, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, causes of action, rights of indemnity or liability of any type, kind, nature, description or character whatsoever, and irrespective of how, why or by reason of what facts, whether known or unknown, whether heretofore now existing or hereafter arising, whether liquidated or unliquidated related to the Ground Lease and/or the Real Property (collectively, “Claims”) which Assignee or the Assignee Parties may incur or which may be asserted against Assignee or the Assignee

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Parties by reason of any alleged obligation, undertaking or omission of Assignor as “Tenant” under the Ground Lease, which Claims arise or arose from events occurring prior to the Effective Date.

7.             Indemnification by Assignee. Assignee for itself, its (past and present) officers, directors, shareholders, attorneys, legal representatives, and constituent parents, subsidiaries and affiliates and each of their past and present partners, officers, agents and employees, and each of their successors and assigns (collectively, the “Assignee Parties”) hereby agrees to indemnify, defend and hold harmless Assignor and the Assignor Parties (as defined above) from and against any and all Claims which Assignor or the Assignor Parties may incur or which may be asserted against Assignor or the Assignor Parties by reason of any alleged obligation, undertaking or omission of Assignee as the successor “Tenant” under the Ground Lease, which Claims arise or arose from events occurring from and after the Effective Date.

8.             Notice and Identity of Tenant’s Mortgagee. For purposes of notice pursuant to the Ground Lease (including, without limitation, Sections 20.1 and 25 of the Ground Lease) and Tenant’s Mortgagee’s rights pursuant to the Ground Lease, until Landlord receives written notice indicating otherwise from Tenant, Tenant’s Mortgagee or their respective successors or assigns, as applicable:

the address of Tenant shall be:

Festival Fun Parks, LLC
d/b/a Palace Entertainment
18300 Von Karman, Suite 900
Irvine, California 92612
	Attn:	Gary Fitzpatrick, Esq.,
General Counsel

with a copy to:		Paul, Hastings, Janofsky & Walker LLP
555 South Flower Street, 23rd Floor
Los Angeles, California 90071-2371
Attention: Robert A. Miller, Jr., Esq.

and Tenant’s Mortgagee shall be Antares Capital Corporation, having an address of:

Antares Capital Corporation
311 South Wacker Drive, Suite 6400
Chicago, Illinois 60606
Attn: Portfolio Manager – Palace Entertainment

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9.             Successors and Assigns. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest, sublessees and assigns.

10.           Attorneys’ Fees. If any dispute should arise between the parties hereto regarding the terms or subject matter of this Assignment or the enforcement or breach of such terms, then the party prevailing in such dispute, whether by out-of-court settlement or final judicial determination, shall be entitled to recover from the non-prevailing party all costs and expenses of such dispute incurred by such prevailing party, including, without limitation, reasonable attorneys’ fees.

11.           Construction; Reaffirmation. Except for this Assignment, all of the terms and conditions of the Ground Lease shall remain unmodified and in full force and effect. In the event of a conflict between the terms and conditions of the Ground Lease and the terms and conditions of this Assignment, the terms and conditions of this Assignment shall govern and prevail.

12.           Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument, binding on the parties hereto. The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to another counterpart hereof. Facsimile signatures shall be fully binding and effective for all purposes as if they were original signatures.

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IN WITNESS WHEREOF, the undersigned have executed this Assignment on the date first above written.

“ASSIGNOR”

MALIBU CENTERS, INC., a Delaware corporation

By:	/s/ R. Scott Wheeler
Name:	R. Scott Wheeler
Title:	CFO / VP

“ASSIGNEE”

FESTIVAL FUN PARKS, LLC, a Delaware limited liability company dba PALACE ENTERTAINMENT

By:	/s/ Gary Fitzpatrick
Name:	Gary Fitzpatrick
Title:	VP Gen. Counsel

“LANDLORD”

THE KRAUSZ FAMILY TRUST

By:	/s/ F. Ron Krausz
F. Ron Krausz, as Designated Agent for Dorian Krausz, Sole Trustee of The Krausz Family Trust u/t/a dated March 12,1998

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EXHIBIT A

LEGAL DESCRIPTION OF REAL PROPERTY

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EXHIBIT “A”

Legal Description:	9.1720 Acres of Land
(399,532.4 Square Feet)
G. W. Childress Survey, Abstract 217
Harris County, Texas

BEING a 9.1720 acre tract (399,532.4 square feet) parcel of land being all of that certain 9.1708 acre tract out of the G. W. Childress Survey, Abstract 217, Harris County, Texas; which said 9.1708 acre tract of land was conveyed by First Heights Bank to M.F.G. of Willowbrook, L.P. by deed dated December 1, 1993 of record in Film Code No. 194-60-3017 of the film code records of said Harris County, Texas and said 9.1720 acre tract of land “Restricted Reserve A in Block 1 of Mountasia Willowbrook, an addition in Harris County, Texas according to the map or plat thereof recorded in Film Code No. 358119 of the map records of said Harris County, Texas” and being more particularly described as follows:

Note:  All bearings are based on the East line of said 9.1708 acre tract as being South 21 deg. 15 min. 45 sec. East.

BEGINNING at a point at a West corner of said 9.1708 acre tract and being in a Southeast line of an 18.366 acre tract as conveyed by May Centers Associates Corporation to Primary Properties Corporation by deed dated December 28, 1990 of record in Film Code No. 196-80-1490 of the film code records of said Harris County, Texas and being in a Southeast line of an access road and being in the Northeast right-of-way line of State Highway 249 (Tomball Parkway) width varies as conveyed by First Heights Bank to the State of Texas by deed dated March 10, 1992 of record in Film Code No. 017-47-1118 of the film code records of said Harris County, Texas;

THENCE North 40 deg. 28 min. 10 sec. East (deed call North 40 deg. 28 min. 13 sec. East) along and with a Northwest line of said 9.1708 acre tract, same being a Southeast line of said 18.366 acre tract and said access road a distance of 165.05 feet (formerly a record distance of 165.01 feet to a 1” iron pipe found at the P.C. of a curve;

THENCE in a Northeasterly direction continuing along and with a Northwest line of said 9.1708 acre tract, same being a Southeast line of said 18.366 acre tract and said access road and curve to the right having a central angle of 70 deg. 05 min. 09 sec. (deed call 70 deg. 03 min. 46 sec.), a radius of 49.01 feet, a long chord that bears North 75 deg. 31 min. 52 sec. East 56.28 feet and an arc distance of 59.95 feet (formerly a record distance of 59.92 feet) to a 1” iron pipe found at the P.T. of said curve, same being the P.C. of another curve;

THENCE in a Northeasterly direction along and with a North line of said 9.1708 acre tract, same being a South line of said 18.366 acre tract and curve to the left having a central angle of 45 deg. 49 min. 59 sec. (deed call 45 deg. 49 min. 56 sec.), a radius of 691.00 feet, a long chord that bears North 87 deg. 38 min. 04 sec. East 538.14 feet and an arc distance of 552.76 feet (formerly a record distance of 552.75 feet) to a punch mark made in concrete for point of compound curve;

THENCE in a Northeasterly direction continuing along and with a North line of said 9.1708 acre tract, same being a South line of said 18.366 acre tract and curve to the left having a central angle of 02 deg. 14 min. 06 sec., a radius of 1101.00 feet, a long chord that bears North 63 deg. 36 min. 03 sec. East 42.95 feet and an arc distance of 42.95 feet to a 5/8” iron rod found at the Northeast corner of said 9.1708 acre tract, same being the Northwest corner of a 5.505 acre tract a replat of (Sports Club Willowbrook) of record in Film Code No. 359086 of the map records of said Harris County, Texas;

THENCE South 21 deg. 15 min. 45 sec. East along and with the East line of said 9.1708 acre tract, same being the West line of said 5.505 acre tract (Sports Club Willowbrook) a distance of 592.90 feet (formerly a record distance of 592.93 feet) to a 5/8” iron rod found at the Southeast corner of said 9.1708 acre tract, same being the Southwest corner of said 5.505 acre tract (Sports Club Willowbrook) and being in a curve in the North right-of-way line of Greens Road (100 feet in width);

THENCE in a Southwesterly direction along and with a Southeast line of said 9.1708 acre tract, same being the Northwest right-of-way line of said Greens Road (100 feet in width) and curve to the left having a central angle of 03 deg. 42 min. 39 sec. (deed call 03 deg. 42 min. 23 sec.), a radius of 2050.00 feet, a long chord that bears South 49 deg. 16 min. 45 sec. West 132.75 feet and an arc distance of 132.77 feet (formerly a record distance of 132.66 feet) to a punch mark made in concrete at the P.T. of said curve and being in the Northeast right-of-way line of said State Highway 249 (Tomball Parkway) width varies;

THENCE South 50 deg. 32 min. 08 sec. West (deed call South 50 deg. 30 min. 44 sec. West) continuing along and with the Southeast line of said 9.1708 acre tract, same being the Northeast right-of-way line of said State Highway 249 (Tomball Parkway) width varies a distance of 120.10 feet (formerly a record distance of 120.00 feet) to an iron rod with aluminum cap found;

THENCE South 84 deg. 21 min. 12 sec. West (deed call South 84 deg. 14 min. 37 sec. West) continuing along and with the Southeast line of said 9.1708 acre tract, same being the Northeast right-of-way line of said State Highway 249 (Tomball Parkway) width varies a distance of 105.44 feet (formerly a record distance of 105.50 feet) to an iron rod with aluminum cap found at the South corner of said 9.1708 acre tract and being in a curve in Northeast right-of-way line of said State Highway 249 (Tomball Parkway) width varies;

THENCE in a Northwesterly direction along and with the Southwest line of said 9.1708 acre tract, same being the Northeast right-of-way line of said State Highway 249 (Tomball Parkway) width varies and curve to the right having a central angle of 02 deg. 44 min. 25 sec. (deed call 02 deg. 44 min. 28 sec.), a radius of 16988.73 feet, a long chord that bears North 52 deg. 19 min. 40 sec West 812.40 feet at an arc distance of 711.76 feet pass an iron rod with aluminum cap found and continue on a total arc distance of 812.48 feet (formerly a record distance of 812.76 feet) to an iron rod with aluminum cap found at the Southwest corner of said 9.1708 acre tract;

THENCE North 05 deg. 16 min. 58 sec. West (deed call North 05 deg. 12 min. 28 sec. West) along and with a West line of said 9.1708 acre tract, same being the Northeast right-of-way line of said State Highway 249 (Tomball Parkway) width varies a distance of 42.11 feet (formerly a record distance of 41.92 feet) to an iron rod with aluminum cap found at an angle corner of said 9.1708 acre tract;

THENCE North 49 deg. 32 min. 26 sec. West (deed call North 49 deg. 31 min. 47 sec. West) continuing along and with a West line of said 9.1708 acre tract, same being the Northeast right-of-way line of said State Highway 249 (Tomball Parkway) width varies a distance of 10.00 feet to the PLACE OF BEGINNING, containing 9.1720 acres (399,532.4 square feet) of land, more or less, as calculated by the above courses and distances which were determined within the precision requirements of a Class Urban ALTA/ACSM Land Title Survey of 1992.